As filed with the Securities and Exchange Commission on October 31, 2007
                                                    Registration No. 333- 145901

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ______________

                              CHINA RESOURCES LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                 ______________

            Delaware                              6770                             26-0422971
-------------------------------       ----------------------------           ----------------------
(State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)        Classification Code Number)           Identification Number)

                    Shen Zhen China Jia Yue Trading Co., Ltd
             Room 921, Block A, Golden Central Tower, Jintian Road,
                     Futian District, Shenzhen, P.R. China.
                          86- 755-23993668 (telephone)
                          86- 755-23993698 (facsimile)
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Frederick E. Smithline, Esq.
                              China Resources Ltd.
                           c/o Eaton & Van Winkle LLP
                          Three Park Avenue, 16th floor
                               New York, NY 10016
                           (212) 779-9910 (telephone)
                           (212) 779-9928 (facsimile)
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

       Vincent McGill, Esq.                 Douglas S. Ellenoff, Esq.
      Eaton & Van Winkle LLP                 Stuart Neuhauser, Esq.
        Three Park Avenue                    Kathleen Cerveny, Esq.
     New York, New York 10016            Ellenoff Grossman & Schole LLP
          (212) 779-9910                      370 Lexington Avenue
     (212) 779-9928--facsimile              New York, New York 10017
                                                  (212) 370-1300
                                            (212) 370-7889--facsimile

                                 ______________

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                  _____________

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Preliminary Prospectus dated October __, 2007
                             (Subject to Completion)

PROSPECTUS

                                   $40,000,000
                              China Resources Ltd.
                                 4,000,000 Units


      China Resources Ltd. is a newly organized Business Combination Company(TM), or BCC(TM), formed for the purpose of acquiring, through a merger, capital stock exchange, joint venture, asset or stock acquisition, or similar business combination, an unidentified operating business that has its principal operations in the People's Republic of China, or PRC. While our efforts in identifying a prospective target business will not be limited to a particular industry segment, we intend to focus our initial efforts on acquiring an operating business in the natural resources sector, particularly minerals, whose activities include mining, extracting, smelting, processing and/or fabricating. We do not have any specific business combination under consideration and neither we, nor anyone on our behalf, has contacted, directly or indirectly, any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

      This is an initial public offering of our securities. We are offering 4,000,000 units at an offering price of $10.00 per unit. Each unit consists of one share of our common stock and one warrant which entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination and
[            ], 2008, and will expire on [            ], 2011, or earlier upon
redemption.

      We have granted the underwriters an option to purchase up to an additional 600,000 units from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus to cover over-allotments.

      Prior to the date of this prospectus, certain of our directors and officers, or entities that they control, will purchase from us in a private placement a total of 2,600,000 warrants to purchase an aggregate of 2,600,000 shares of our common stock for a total purchase price of $2,600,000, or $1.00 per warrant. The private warrants are substantially identical to the warrants included in the units in this offering.

      There is no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol [_____] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the units will continue to trade under the symbol [____] and the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [____] and [____], respectively. Each of the common stock and warrants may trade separately beginning on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option or (ii) its exercise in full. We cannot assure you that these securities will continue to be quoted on the OTC Bulletin Board in the future.

      AN INVESTMENT IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                                Per Unit              Total
                                             ---------------     ---------------

Public offering price                        $         10.00     $    40,000,000
Underwriting discount(1)(2)                  $          0.60     $     2,400,000
Net proceeds, before expenses, to us         $          9.40     $    37,600,000

----------

(1) Includes underwriting compensation in the amount of 4.0% of the gross proceeds, or $0.40 per unit, a total of $1,600,000 ($1,840,000 if the underwriters' over-allotment option is exercised in full), plus deferred underwriting compensation payable to Maxim Group LLC, the representative of the underwriters, in the amount of an additional 2.0% of the gross proceeds, or $0.20 per unit, a total of $800,000 ($920,000 if the underwriters' over-allotment option is exercised in full) payable only upon completion of the initial business combination, as described in this prospectus. Does not include a corporate finance fee in the amount of 1.0% of the gross proceeds, or $0.10 per unit (a total of $400,000, or $460,000 if the underwriters' over-allotment option is exercised in full), payable to the representative, or a unit purchase option to acquire up to an additional 280,000 units at $11.00 per unit granted to the representative. For information concerning underwriting compensation, see "Underwriting."


(2) No discounts or commissions are payable with respect to the warrants purchased in the private placement.


      Of the proceeds we will receive from this offering and the sale of the private warrants, approximately $9.80 per unit, or $39,200,000 ($9.75 per unit, or $44,840,000 if the underwriters' over-allotment option is exercised in full) in the aggregate, will be deposited into a trust account at Merrill Lynch, Pierce, Fenner & Smith Incorporated, maintained by American Stock Transfer & Trust Company, acting as trustee. An additional $800,000 ($920,000 if the underwriters' over-allotment option is exercised in full), or $0.20 per unit, representing the deferred underwriting discount payable to Maxim Group LLC if we complete a business combination, will be deposited in the trust account and will be available for distribution to public stockholders upon our liquidation if we do not complete a business combination. If the over-allotment option is exercised, the first $300,000 in interest earned on the amount held in the trust account (net of taxes payable) will be used to bring the amount held in trust for the benefit of the public stockholders to an aggregate of $46,000,000 ($10.00 per share).


      The underwriters expect to deliver the units against payment in New York,
New York on           , 2007.

                                 Maxim Group LLC
                                     , 2007


                                Table of Contents

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                                               Page                                                   Page
                                               ----                                                   ----

Prospectus Summary                                1       Our Executive Officers and Directors          76
Risk Factors                                     16       Security Ownership                            81
                                                          Certain Relationships and Related             83
Use of Proceeds                                  44       Transactions
Capitalization                                   48       Description of Securities                     85
Dilution                                         48       Dividend Policy                               90
Management's Discussion and Analysis of                   Underwriting                                  91
   Financial Condition and Results of                     Legal Matters                                 98
   Operations                                    51       Experts                                       98
Proposed Business                                54       Where You Can Find Additional Information     98
                                                          Index to Financial Statements                F-1



      If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we have applied to have the securities registered. We have registered the securities in: Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming.

      You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.


      We have obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly-available information. While we believe that the statistical data, market data, industry data and forecasts are reliable, we have not independently verified the data and we do not make any representation as to the accuracy of the information.


      This prospectus contains forward-looking statements that are based upon our or our management's expectations and beliefs concerning future developments and their potential effect upon us. You should not place undue reliance on these forward-looking statements which may involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as may be required under applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

      "Business Combination Company"(TM) and "BCC"(TM) are service marks of Maxim Group LLC.

                               Prospectus Summary


      This summary provides an overview of certain information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our units. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our units, including the information discussed under "Risk Factors" beginning on page 16 and our financial statements and the notes thereto that appear elsewhere in this prospectus. Unless otherwise stated, all of the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. As used in this prospectus, unless the context otherwise indicates:


      o     the terms "we," "us" and "our company" refer to China Resources
            Ltd.;

      o references to our certificate of incorporation include our certificate of incorporation as filed with the Office of the Secretary of State of Delaware on June 8, 2007, and all amendments thereto;


      o the term "existing stockholders" refers to our directors and executive officers who owned beneficially 1,000,000 shares of our common stock, sometimes referred to in this prospectus as "founding shares," immediately prior to the date of this offering and the private placement;

      o references to the "PRC" or "China" include all territory claimed by or under the control of the Central Government, except Hong Kong, Macau, and Taiwan, also known as the People's Republic of China; the term "Central Government" means the national government of the People's Republic of China, or the PRC, and its various ministries, agencies and commissions; the term "Provinces" include provinces, autonomous regions, and municipalities directly under the Central Government; and the term "PRC Government" means the Central Government and governments in the PRC, including governments at all administrative levels below the Central Government, including provincial governments, governments of municipalities directly under the Central Government, municipal governments, county governments, and township governments;

      o the term "private placement" refers to the purchase by Fuzu Zeng, our president and chief executive officer, by Gemore & Co. Ltd., owned and controlled by Brian Baiping Shen, a director, by MMK Capital Pte Ltd., owned and controlled by the spouse of Gerald Nugawela, our chief financial officer and director, and by Glenn Richmond, the spouse of Guiying Guo, a director and officer, in a private placement that will occur prior to the date of this prospectus of an aggregate of 2,600,000 warrants at $1.00 per warrant; and the term "private warrants" refers to the 2,600,000 warrants to be purchased in the private placement;


      o the term "public stockholders" means the holders of our common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders, to the extent that they purchase or acquire units in this offering or in the aftermarket;

      o references to "Renminbi" or "RMB" are to Renminbi yuan, which is the lawful currency of the PRC;


      o     the term "representative" refers to Maxim Group LLC; and

      o the term "target business" refers to one or more operating businesses with principal operations in the PRC and a "business combination" shall mean the acquisition by us of such a target business.


Our Strategy and Target Business


      We are a blank check company known as a Business Combination Company(TM) or BCC(TM). We were formed under the laws of the State of Delaware on June 8, 2007 for the purpose of acquiring, through a merger, capital stock exchange, joint venture, asset or stock acquisition, or similar business combination, an unidentified operating business that has its principal operations in the PRC. While our efforts in identifying a prospective target business will not be limited to a particular industry segment, we intend to focus our initial efforts on acquiring an operating business in the natural resources sector, particularly minerals, whose activities include mining, extracting, smelting, processing and/or fabricating. If an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the natural resources sector, we may pursue that opportunity. There is no time or date certain or monetary milestone associated with when we may explore acquisition opportunities outside of the natural resources sector. If we pursue opportunities with a target business outside the natural resources sector, the information presented in this prospectus relating to that sector may be irrelevant, including the discussion of the natural resources sector under the caption "Proposed Business" and the associated risks under the caption "Risks Factors -- Risks Associated with Mineral Resources-Related Operations," as well as the expertise of our officers and some of our directors in the natural resources sector, as presented under the caption "Our Executive Officers and Directors."

      Opportunities for market expansion have emerged for businesses with operations in the PRC as the PRC economy becomes more market-oriented, and as a result of sustained economic growth and the PRC's entry into the World Trade Organization. We believe that China represents both a favorable environment for making business combinations and an attractive operating environment for a target business because of increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity leading to the PRC having one of the highest gross domestic product growth rates among major industrial countries in the world, as well as strong growth in many sectors of its economy driven by emerging private enterprises. Notwithstanding these facts, there are various risks of business combinations in the PRC, including the risk that we may be unable to enforce our rights in the PRC, that the government may revert back to former policies less conducive to free trade and that relations between China and countries in other regions of the world, including the United States, may deteriorate leading to reduced trade.

      Our initial business combination must be a transaction with one or more operating businesses whose fair market value, individually or collectively, is at least 80% of our net assets (less the deferred underwriting compensation plus interest thereon payable to the representative) at the time of the business combination, which condition we sometimes refer to in this prospectus as the "80% test." Our initial business combination may involve simultaneous business combinations with more than one target business. Although we intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company, meaning not less than 50% of the equity interests, we may structure our initial business combination as a joint venture, or as a reverse merger, share exchange or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction.

      We also may seek to acquire a target business that has a fair market value significantly in excess of that required to satisfy the 80% test. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other method of financing, although we have not entered into any such arrangement and do not plan to seek additional financing for that purpose. However, if we did, such arrangement could only be completed simultaneously with the completion of the business combination.

      We have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, which includes our directors and officers.

      Our offices are located at Shen Zhen China Jia Yue Trading Co., Ltd., Room 921, Block A, Golden Central Tower, Jintian Road, Futian District, Shenzhen, P.R. China, and our telephone number is 86-755-23993668.


Private Placement


      Prior to the date of this prospectus, certain of our directors and officers, or entities that they control, will purchase from us in a private placement an aggregate of 2,600,000 private warrants for a purchase price of $1.00 per warrant. Of the $2,600,000 gross proceeds from the sale of the 2,600,000 warrants in the private placement, $2,500,000 will be deposited into the trust account pending completion of our initial business combination, with the remaining $100,000 available to us for working capital. Each private warrant may be exercised to purchase one share of our common stock at $7.50 per share and commencing on the later of: (i) the completion of our initial business combination or (ii) one year from the date of this prospectus. The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011, four years following the date of this prospectus, or earlier upon redemption. The private warrants will contain restrictions prohibiting their transfer until the earlier of the consummation of a business combination or our dissolution and liquidation and will be deposited and held in escrow until such time as the restrictions on transfer expire.

The Offering


Securities offered:                 4,000,000 units, at $10.00 per unit, each
                                    unit consisting of:

                                        o  one share of common stock; and
                                        o  one warrant.

Trading commencement and            The units will begin trading on or promptly
separation of common stock          after the date of this prospectus. Each of
and warrants:                       the common stock and warrants may trade
                                    separately beginning on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option or (ii) its exercise in full. In no event will separate trading of the common stock and warrants occur until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We will file a Current Report on Form
                                    8-K, including an audited balance sheet, upon the completion of this offering, which is anticipated to take place three business days following the date of this prospectus.
                                    The audited balance sheet will include
                                    proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of this Form 8-K, we will file an amendment to that Form 8-K, or an additional Form 8-K, reporting information relating to the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report will be available on the SEC's website after its filing. For more information on where you can find a copy of these and other of our filings, see the section appearing elsewhere in the prospectus titled "Where You Can Find
                                    Additional Information."

Common stock:

Number outstanding before the       1,000,000
date of this offering:

Number to be outstanding after      5,000,000 (does not include 280,000 shares
this offering:                      of our common stock included in the
                                    representative's unit purchase option).

Public Warrants:

Number outstanding before           None
this offering:

Number to be outstanding after      4,000,000 (does not include 280,000 warrants
this offering:                      included in the representative's unit
                                    purchase option)

Exercisability:                     Each public warrant is exercisable for one
                                    share of common stock.

Exercise price:                     $7.50 per share

Exercise period for the public      The warrants will become exercisable on the
warrants included in the units      later of:
sold in this offering:
                                        o  the completion of an initial business
                                           combination with a target business;
                                           and

                                        o  [            ], 2008, one year
                                           following the date of this
                                           prospectus;


                                    provided that a current registration
                                    statement under the Securities Act is in effect and a current prospectus is available with respect to the common stock we will issue upon exercise of the public warrants. All warrants will expire at 5:00 p.m., New York City time, on [_________], 2011, four years following the date of this prospectus, or earlier upon redemption.


Redemption:                         When the warrants are exercisable, we may
                                    redeem the outstanding public warrants
                                    (including any warrants issued upon exercise of the representative's unit purchase option):

                                        o  in whole and not in part;
                                        o  at a price of $.01 per warrant;
                                        o  upon a minimum of 30 days' prior
                                           written notice of redemption; and
                                        o  if, and only if, the last sale price
                                           of our common stock equals or exceeds
                                           $14.25 per share for any 20 trading
                                           days within a 30 trading day period
                                           ending three business days before we
                                           send the notice of redemption;


                                    provided that a current registration
                                    statement under the Securities Act is in effect and a current prospectus is available with respect to the common stock we will issue upon exercise of the public warrants.


                                    We have established the above conditions to provide public warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. The warrants which we will issue to the representative upon the exercise of the representative's unit purchase option are subject to the same redemption conditions. If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, we cannot assure you that the price of the common stock will exceed the $14.25 trigger price for redemption or the warrant exercise price after the redemption call is made.

Private warrants:

Number of private warrants          None
outstanding before this offering
and the private placement:

Number of private warrants          2,600,000
outstanding after this offering
and the private placement:

Exercisability:                     Each private warrant is exercisable for one
                                    share of common stock.

Exercise price:                     $7.50 per share

Exercise period:                    The 2,600,000 private warrants will become
                                    exercisable on the later of:

                                        o  the completion of a business
                                           combination; or

                                        o  [             ], 2008 one year
                                           following the date of this prospectus


                                    The private warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 four years following the date of this prospectus, or earlier upon redemption.


Redemption:                         We may redeem the private warrants at any
                                    time after they become exercisable:


                                        o  in whole and not in part (and only in
                                           conjunction with the redemption of
                                           the public warrants);

                                        o  at a redemption price of $0.01 per
                                           warrant;


                                        o  upon a minimum of 30 days' prior
                                           written notice of redemption; and

                                        o  if, and only if, the closing price of
                                           our common stock equals or exceeds
                                           $14.25 per share for any 20 trading
                                           days within a 30-trading day period
                                           ending three business days before we
                                           send the notice of redemption;


                                    provided that a current registration
                                    statement under the Securities Act is in effect and a current prospectus is available with respect to the common stock we will issue upon exercise of the public warrants.


                                    If the foregoing conditions are satisfied and we call the private warrants for redemption, each warrant holder will be entitled to exercise his or her warrant before the date scheduled for redemption.

Proposed OTC Bulletin Board
symbols for our:
                                    [_____]
Units:
                                    [______]
Common stock:
                                    [______]
Warrants:


Offering and private placement      Except for $100,000 that we will retain for
proceeds to be held in the trust    our working capital requirements, all of the
account:                            proceeds of this offering and the private
                                    placement will be placed in a trust account at Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated, maintained by American Stock
                                    Transfer & Trust Company, as trustee,
                                    pursuant to an investment management trust agreement. An additional $800,000 ($920,000 if the underwriters' over-allotment option is exercised in full), representing the deferred underwriting discount payable to the representative, will be deposited in the trust account and will be available for distribution to public stockholders upon our liquidation if we do not complete timely a business combination.


                                    We believe that the inclusion in the trust account of the proceeds from the private placement and the deferred portion of the underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if we liquidate the trust account as part of our dissolution and prior to our completing an initial business combination.

Offering and private placement      Subject to federal bankruptcy and similar
proceeds to be held in the trust    laws, these proceeds will not be released
account (continued):                until the earlier of (i) the completion of a
                                    business combination on the terms described in this prospectus, or (ii) implementation of our plan of dissolution and liquidation.
                                    Therefore, unless and until a business
                                    combination is completed, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination, except that there can be released to us periodically from the interest earned on the trust account, net of taxes on such interest, upon request of our Board, up to $1,000,000 to fund our working capital requirements and to pay expenses associated with pursuing a business combination; provided that if the over-allotment option is exercised in full, to the extent the funds in trust are less than $10.00 per share, the first $300,000 in interest earned on the amount held in the trust account (net of taxes payable) will be used to cover such shortfall to bring the amount held in trust for the benefit of the public stockholders to an aggregate of $46,000,000 ($10.00 per share). With this exception, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, $100,000 after the payment of the expenses related to this offering). Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we anticipate that the interest that will accrue on the trust account, even at an interest rate of 4% per annum (approximately $3,120,000 over a period of 24 months if the underwriters' over-allotment option is not exercised), during the time it will take to identify a target and complete an acquisition in the aggregate amount available to us, will be sufficient to fund our working capital requirements and to pay expenses associated with pursuing a business combination. The net proceeds attributable to the deferred underwriting discounts and commissions (and any accrued interest thereon, net of taxes payable) will be paid to the representative upon completion of a business combination on the terms described in this prospectus.

                                    None of the warrants may be exercised until after the completion of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the completion of a business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.

                                    We may use a portion of the up to $1,000,000 in interest earned (net of taxes) we may withdraw from the trust account to make a deposit, down payment or fund a "no-shop, standstill" provision with respect to a particular proposed business combination. If we were ultimately required to forfeit those funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to complete a business combination in the allotted time and would be forced to liquidate.



Limited payments to insiders:       Following completion of this offering and
                                    until we complete a business combination, our officers and directors will not receive any compensation, other than:

                                    o payment of $7,500 per month from the
                                    closing of this offering to the earlier of the consummation of a business combination and our dissolution and liquidation, to Shen Zhen China Jia Yue Trading Co., Ltd., an affiliate of Mr. Zeng, our president and chief executive officer, for office space and related services;

                                    o repayment of advances from Mr. Zeng to fund certain of the expenses associated with this offering out of the proceeds of this offering; and


                                    o reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.


                                    Amount paid or to be paid to these
                                    individuals as consulting, management or other fees from target businesses as a result of the business combination, will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the vote on our proposed initial business combination.

Conditions to consummating our      Our initial business combination must occur
initial business combination:       with one or more target businesses whose
                                    collective fair market value is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions payable to the representative of $800,000, or $920,000 if the underwriters' over-allotment option is exercised in full, plus interest thereon) at the time of such business combination, which we sometimes refer to in this prospectus as the "80% test."

Stockholders must approve our       We will seek stockholder approval before we
initial business combination:       effect our initial business combination,
                                    even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. In connection with the vote required for our initial business combination, our executive officers and directors have agreed to vote their respective founding shares in accordance with the majority of the shares of common stock voted by the public stockholders. They also have agreed to vote all shares of common stock they acquire in this offering or in the aftermarket in favor of a business combination.

                                    We will proceed with the initial business combination only if the following conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and (ii) public stockholders owning one share less than 35% of the shares sold in this offering vote against the business combination and exercise their conversion rights, as described below. If a proposed business combination is not consummated and we still have sufficient time remaining before we must dissolve and liquidate, we may seek another target business with which to effect our initial business combination.

                                    Our threshold for conversion rights has been established at one share less than 35% of the shares sold in this offering, as compared with the conventional 20% for blank check companies, in order for our offering to be competitive with the recent trend of blank check companies. This structural change is consistent with many other current filings with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 35% threshold entails certain risks described under the heading, "Risk Factors--Risks Associated with an Investment in a Business Combination Company--Unlike most other blank check offerings, we allow up to 1,399,999 shares, representing one share less than 35% of the shares sold to our public stockholders, to exercise their conversion rights and this higher threshold could make it easier for us to consummate a business combination which may not be the most desirable business combination for us or optimize our capital structure." For more information, see the section entitled "Proposed
                                    Business--Effecting a Business
                                    Combination--Opportunity for stockholder approval of a business combination."

                                    To receive a per share cash payment of
                                    $10.00, which includes $0.20 attributable to deferred underwriting compensation, a stockholder who voted against the proposed business combination also must have exercised the conversion right, described below. Even if stockholders holding less than 35% of the shares of common stock included in the units sold in this offering exercise their conversion rights, we may be unable to complete a business combination if, after payment for shares converted, the 80% test has not been satisfied. In that event, we may be forced to find additional financing to complete such a business combination, complete a different business combination or dissolve and liquidate.

Conversion rights for               Public stockholders who properly exercise
stockholders voting to reject       their conversion rights and who vote against
a business combination:             a business combination which is approved by
                                    stockholders and completed will be entitled to convert their stock into a per share cash payment of $10.00 (which includes $0.20 attributable to the deferred underwriting compensation). We will pay the per share conversion price of $10.00 promptly following the completion of our initial business combination. Since this amount may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Our existing stockholders will not have any conversion rights attributable to their shares.

                                    An eligible stockholder may request
                                    conversion at any time after the mailing to our stockholders of the proxy statement prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Public stockholders would be entitled to receive a cash payment of $10.00 per share only if the initial business combination they voted against was duly approved and subsequently completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in "street name," to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at the holder's option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in "street name," in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise this conversion right to tender their shares prior to the meeting and the proposed business combination is not consummated (and therefore we would not be obligated to pay them $10.00 per share in exchange for the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process if the tendering broker passes the cost on to the holder.

                                    Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert will be distributed promptly after completion of a business combination.

                                    If a vote on our initial business
                                    combination is held and the business
                                    combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus if a letter of intent, agreement in principle or definitive agreement is signed within 18 months from the date of this prospectus. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder.

                                    Public stockholders who exercise their
                                    conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such rights have not been otherwise transferred or sold by such public stockholder. For more information, see "Proposed Business--Effecting a Business Combination--Opportunity for stockholder approval of business combination."


Dissolution and liquidation if      We have agreed with the trustee to promptly
no business combination:            adopt a plan of dissolution and liquidation
                                    and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within that 18-month period). We cannot provide investors with assurances of a specific time frame for the dissolution and liquidation.

                                    Pursuant to our certificate of
                                    incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. As required under Delaware law, we will seek stockholder approval for any voluntary plan of dissolution and liquidation. Upon our receipt of the required approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after (i) paying or making reasonable provision to pay all claims and obligations known to us; (ii) making such provision as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party; and
                                    (iii) making such provision as will be
                                    reasonably likely to be sufficient to
                                    provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or to become known to us within ten years after the date of dissolution, distribute our remaining assets solely to our public stockholders.

                                    Our existing stockholders will not have the right to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to their founding shares, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. In addition, if we liquidate, the representative has agreed to waive its right to the $800,000 ($920,000 if the underwriters' over-allotment option is
                                    exercised in full) of contingent
                                    compensation deposited in the trust account for its benefit.


                                    We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $10.00 per share, without taking into account interest earned, net of taxes on the trust account, out of the funds in the trust account. In the event the over-allotment option is exercised in full, to the extent the funds in trust are less than $10.00 per share, the first $300,000 in interest earned on the amount held in the trust account (net of taxes payable) will be used to cover such shortfall to bring the amount held in trust for the benefit of the public stockholders to an aggregate of $46,000,000 ($10.00 per share). We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there will be sufficient funds available from the interest released to us of up to $1,000,000 for working capital to fund the $50,000 to $75,000 of expenses, although we cannot assure you that there will be sufficient funds for those purposes. Mr. Zeng, our president and chief executive officer, has agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us from the trust account to cover these costs and any other liabilities or claims against us. However, if Mr. Zeng, a resident of Singapore, does not fully satisfy his indemnity obligation to us, and the funds available to us from the interest on the trust fund are not sufficient to cover the claims of creditors and the costs and expenses relating to our dissolution, the amount we will be able to distribute to stockholders may be less than $10.00 per share. Furthermore, our recourse against Mr. Zeng for his failure to fully satisfy his indemnity obligation may be limited since he resides outside of the United States and is not subject to the jurisdiction of the courts in the United States, and even if we were able to obtain jurisdiction over him and a judgment against him, we have been advised that there is substantial doubt as to whether the courts in Singapore will enforce that judgment.

                                    For more information regarding the
                                    dissolution and liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $10.00 per share, please see the sections entitled "Risk Factors--Risks Associated with an Investment in a Business Combination Company-- If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders could be less than $10.00 per share," "Risk Factors--Risks Associated with an Investment in a Business Combination Company--Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders," "Risk Factors--Risks
                                    Associated with an Investment in a Business
                                    Combination Company--Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them," and "Proposed Business--Effecting a business combination--Dissolution and liquidation if no business combination."


Escrow of founding shares and       On the date of this prospectus, all of our
private warrants:                   existing stockholders will place their
                                    founding shares and private warrants into an escrow account maintained by American Stock
                                    Transfer & Trust Company, acting as escrow agent. The founding shares will be released from escrow on the earlier of (i) the third anniversary of the date of this prospectus and (ii) one year following the completion of our initial business combination, and the private warrants will be released from escrow upon the completion of our initial business combination.


Protective provisions in our        Our certificate of incorporation contains
certificate of incorporation:       certain requirements and restrictions
                                    relating to this offering that will apply to us until the completion of a business combination and the affirmative vote of at least 95% of our stockholders is necessary to amend these provisions. We have been advised that it is unclear whether the provision requiring a supermajority vote limiting the ability of our stockholders to amend the certificate of incorporation violates the fundamental right of stockholders to amend the certificate of incorporation, and thus may not be enforceable, under Delaware law. An amendment to these provisions, including the vote required to amend these provisions, could reduce or eliminate the protection that such requirements and restrictions afford to our stockholders. We have agreed with the underwriters in the underwriting agreement that neither we nor our board of directors will propose or seek stockholder approval of any amendment of these provisions without the approval of stockholders holding 95% of our outstanding shares.


Determination of offering amount:   We based the size of this offering on our
                                    belief as to the capital required to
                                    facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We also considered the financial resources of competitors, including other blank check companies with no limitation on the industries in which they may acquire businesses and the amounts such blank check companies were seeking to raise or have raised in recent public offerings. We believe that raising the amount described in this offering will offer us a variety of potential target businesses. In addition, we also considered the past experiences of our officers and directors in operating businesses, and the size of those businesses. We believe that possessing an equity base equivalent to the net proceeds of this offering will provide us the capital to combine with viable target businesses in the sector within which we intend to focus our efforts initially.

                                    The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of operating companies in or related to the sector within which we intend to focus our efforts initially.

Risks


      We are a recently formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Proposed Business--Comparison to Offerings of Blank Check Companies." You should carefully consider these and the other risks which are set forth in detail in the section entitled "Risk Factors" beginning on page 16 of this prospectus.


Summary Financial Data

      The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any operations to date, so only balance sheet data is presented.

                                                          June 30, 2007 (Unaudited)
                                                      -------------------------------
                                                         Actual        As Adjusted(1)
                                                      -----------      --------------
Balance Sheet Data:
Working capital (deficit)                             $   (79,040)      $39,317,460
Total assets                                          $   121,460       $39,317,460
Advances from stockholder                             $   104,000(2)    $        --
Total liabilities                                     $   104,000       $   800,000

Value of common stock which may be converted to       $        --       $13,719,990
cash(3)

Stockholders' equity                                  $    17,460       $26,757,470

----------

(1) The "as adjusted" information gives effect to the sale of the units in this offering and the sale of the private warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions, including repayment of amounts advanced by Mr. Zeng, our president and chief executive officer, to fund certain expenses associated with this offering, and the $800,000 ($920,000 if the underwriters' over-allotment is exercised in full) being held in the trust account representing the deferred underwriting compensation.

(2) Represents amounts advanced by a Mr. Zeng to fund certain expenses associated with this offering that will be repaid out of the proceeds of this offering.

(3) If a business combination is approved and completed, public stockholders who voted against the business combination will be entitled to convert their stock into cash at a per share price of $10.00, which includes the $0.20 deferred underwriting compensation attributable to the share. However, the ability of stockholders to receive $10.00 per share upon liquidation is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by Mr. Zeng. See "Risk Factors - Risks Associated with an Investment in a Business Combination Company - If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders could be less than $10.00 per share and "Proposed Business - Effecting a business combination - Dissolution and liquidation if no business combination." In the event the over-allotment option is exercised in full, the first $300,000 in interest earned on the amount held in the trust account (net of taxes payable) will be used to bring the amount held in trust for the benefit of the public stockholders to an aggregate of $46,000,000 ($10.00 per share).

      Working capital deficit at June 30, 2007 excludes $96,500 of costs related to this offering and the private placement, which were incurred on or prior to June 30, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" column.


      Working capital (as adjusted) and total assets (as adjusted) amounts include $39,200,000 ($44,780,000 if the underwriters' over-allotment option is fully exercised) deposited in the trust account and $800,000 ($920,000 if the underwriters' over-allotment is exercised in full) being held in the trust account representing the deferred underwriting compensation, which will be distributed on completion of our initial business combination to: (i) any public stockholders who exercise their conversion rights; (ii) the representative, in the amount of $800,000 ($920,000 if the underwriters' over-allotment option is exercised in full), plus interest net of taxes payable, in payment of deferred underwriting discounts and commissions; and (iii) us, in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payments to the underwriters of deferred discounts and commissions. All those proceeds will be distributed from the trust account only upon completion of a business combination within the time period described in this prospectus. If a business combination is not so completed, we have agreed to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets to our public stockholders, including the available funds held in the trust account.

      We will not proceed with a business combination if public stockholders owning 35% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 1,399,999 shares of common stock (1,609,999 shares if the over-allotment option is exercised in full), one share less than 35% of the shares sold in this offering, vote against the business combination and exercise their conversion rights. If this occurs, we will convert to cash up to 1,399,999 shares of common stock at a per share conversion price of $10.00.


      Of the $10.00 per share conversion price, $0.20 per share represents a portion of the deferred underwriting compensation, which the representative has agreed to forego on a pro-rated basis for each share that is converted. Accordingly, the total deferred underwriting compensation payable to the representative in the event of a business combination will be reduced by $0.20 for each share that is converted. The balance, plus interest net of taxes payable, will be paid from proceeds held in the trust account which are payable to us upon consummation of the business combination. In order to partially offset the resulting dilution to non-redeeming stockholders, the existing stockholders have agreed to surrender to us for cancellation up to 100,000 founding shares on a pro-rated basis (at an assumed value of $10.00 per share).

      Conversion payments will be paid from proceeds held in the trust account which are payable to us upon consummation of the business combination. Even if stockholders holding less than 35% of the shares of common stock included in the units sold in this offering exercise their conversion rights, we may be unable to complete a business combination if, after payment for shares converted, our net assets (excluding deferred underwriting discounts and commissions) at the time of the business combination are less than 80% of the fair market value of the business acquired, which amount is required as a condition to the completion of our initial business combination. In that event, we may be forced to find additional financing to complete such a business combination, complete a different business combination or dissolve and liquidate.

                                  Risk Factors

      Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in our units. If any of the events or developments described below occurs, our business, financial condition or results of operation could be negatively affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors discussed in this prospectus, including the risks described below.


Risks Associated with an Investment in a Business Combination Company

We are a recently incorporated company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

      We are a recently incorporated company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to complete a business combination with one or more unidentified operating businesses that has its principal business operations in China. We do not have any specific business combination under consideration and neither we, nor anyone on our behalf, has contacted, directly or indirectly, any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction. We will not generate any revenues or income (other than interest income, net of taxes, if any, on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur, or that even if we are successful in consummating a business combination, that we will operate profitably in the future.

      Although we initially intend to focus our efforts on acquiring an operating business in the natural resources sector that has its principal operations in China, we may consider other attractive business combination opportunities with principal operations in China in industries or other business sectors that may be beyond the expertise of our officers and directors.

      There is no specific time frame or monetary amount established by our officers and directors which will cause us to abandon our initial focus of acquiring an operating business in the natural resources sector that has its principal operations in China. However, we will not rule out exploring a favorable business opportunity in an industry or other industry sector if an opportunity arises which management determines is in the best interests of our company and stockholders.

      If a favorable business opportunity outside the natural resources sector presents itself to our officers and directors with principal operations in China, that business may be in an industry or sector beyond the expertise of our officers and directors. As a result, our ability to assess the growth potential, financial condition, experience and skill of incumbent management, competitive position, regulatory environment and other criteria in evaluating a business opportunity outside our primary business focus may be adversely affected by virtue of our limited expertise. For a more detailed discussion of our process for searching for and selecting a target business, see "Proposed Business -- Effecting a business combination -- Selection of a target business and structuring of a business combination."

      If we determine to acquire a target business which is not operating in the natural resources sector that is beyond the expertise of our officers and directors, we cannot assure you that we will be able to successfully complete such an acquisition and this could result in the liquidation of the trust account and the dissolution of our company.

We may not be able to complete a business combination within the required time frame, in which case, we will be forced to dissolve and liquidate.


      We must complete a business combination with one or more operating businesses with a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $800,000, or $920,000 if the underwriters' over-allotment option is exercised in full) at the time of the business combination within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination relating thereto has not yet been completed within that 18-month period). If we fail to complete a business combination within the required time frame, we have agreed with the trustee to promptly initiate procedures to dissolve and liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the completion of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, asset purchase or similar business combination transaction under consideration and we have not had any contacts or discussions with any target business regarding such a transaction.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our eighteen and twenty four month deadlines.

      Under our certificate of incorporation, we must adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period). We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, upon expiration of the time periods set forth above.

      Any entity with which we negotiate, or attempt to negotiate, a business combination, will, in all likelihood, be aware of these time limitations and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target prior to such period and any agreement that is reached can be expected to be on terms less favorable to us than if we did not have the time period restrictions set forth above. Additionally, as the 18 or 24 month time periods draw closer, we may not have the desired amount of leverage in the event any new information comes to light after entering into definitive agreements with any proposed target but prior to consummation of a business transaction.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.


      Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of a business combination. Specifically, our certificate of incorporation provides, that:

      o upon completion of this offering, the net proceeds from the offering shall be placed into the trust account, which proceeds may not be disbursed from the trust account, except in connection with a business combination, upon our dissolution and liquidation, or as otherwise permitted in our certificate of incorporation;


      o prior to consummating a business combination, we must submit such business combination to our public stockholders for approval;


      o we may complete the business combination if approved by the holders of a majority of the shares of common stock issued in this offering and public stockholders owning 35% or more of the shares sold in this offering do not exercise their conversion rights;

      o if a business combination is approved and completed, public stockholders who voted against the business combination and who properly exercise their conversion rights will receive a cash payment per share of $10.00;

      o if a business combination is not completed or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets (including funds in the trust account), and we will not be able to engage in any other business activities; and

      o we may not complete any merger, capital stock exchange, joint venture, asset or stock acquisition, or similar transaction other than a business combination that meets the conditions specified in our certificate of incorporation, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of that business combination.


      Our certificate of incorporation requires the affirmative vote of at least 95% of our stockholders to amend these provisions. We have been advised that it is unclear whether this provision requiring a supermajority vote limiting the ability of our stockholders to amend the certificate of incorporation violates the fundamental right of stockholders to amend the certificate of incorporation, and thus may not be enforceable, under Delaware law. An amendment to these provisions, including the vote required to amend these provisions, could reduce or eliminate the protection that such requirements and restrictions afford to our stockholders. We have agreed with the underwriters in the underwriting agreement that neither we nor our board of directors will propose or seek stockholder approval of any amendment of these provisions without the approval of stockholders holding 95% of our outstanding shares.

You will not be entitled to protections normally afforded to investors of blank check companies.


      Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K with the SEC upon completion of this offering, including an audited balance sheet demonstrating net tangible assets in excess of $5,000,000, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than would normally be permitted under Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business--Comparison to offerings of blank check companies".


Unlike most other blank check offerings, we allow up to 1,399,999 shares, representing one share less than 35% of the shares sold to our public stockholders, to exercise their conversion rights and this higher threshold could make it easier for us to consummate a business combination which may not be the most desirable for us or optimize our capital structure.

      When we seek stockholder approval of a business combination, we will offer our public stockholders (but not our existing stockholders with respect to any shares they owned prior to the consummation of this offering) the right to receive a cash payment of $10.00 per share (which includes $0.20 attributable to deferred underwriting compensation) if the stockholder votes against the business combination and the business combination is approved and consummated. Unlike most other blank check offerings which have a 20% threshold, we will allow up to 1,399,999 shares, representing one share less than 35% of the shares sold to our public stockholders, to exercise this conversion right. We have increased the conversion percentage from 20% to 35% in order to reduce the likelihood that a small group of investors holding a block of our common stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public shareholders. While there are several other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is customary and standard for offerings similar to ours. Thus, because we permit a larger number of shareholders to exercise their conversion rights

      o it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us.
      o some potential investors may choose to not purchase our securities in the aftermarket because of the greater potential amount of cash that may be required to convert shares of stockholders who vote against a proposed business combination, and consequently, our stock price and trading volume may be lower than similar companies with a lower threshold percentage.
      o we may not be able to consummate the most desirable business combination or optimize our capital structure due to the increased amount of cash in our trust account we may be required to reserve to pay stockholders who exercise their conversion rights that would otherwise be available for the business combination, or for our operations following the completion of the business combination. In addition, we may be required to seek additional financing to consummate the proposed business combination. See "Risks Associated with our Securities -- We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership" and "-- We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition."

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer's financial condition and disputes between us and our co-venturers.

      We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We also may be liable for the actions of our third-party partners or co-venturers under certain circumstances. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.


Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.

      We have agreed with the trustee to promptly adopt a plan of voluntary dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within that 18-month period).

      However, pursuant to Delaware law, such dissolution requires the affirmative vote of stockholders. Specifically, Delaware law requires either (i) the affirmative vote by stockholders then holding a majority of our outstanding common stock approving a resolution by the board of directors to dissolve the company; or (ii) a written consent by all stockholders in which case no prior action by directors is necessary. We contemplate that any such dissolution would be sought by the board of directors' adopting a resolution to dissolve, followed by a meeting of stockholders. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which are required to be filed with the SEC and could be subject to its review. This process could take a substantial amount of time ranging from 40 days to several months.


      In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. After the permitted time periods for consummating a business combination have lapsed, the funds held in the trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in the trust account will not be released for any other corporate purpose. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in the trust account.

      As a result, the distribution of our assets to the public stockholders could be subject to considerable delay. Furthermore, we may need to postpone the stockholder meeting, re-solicit our stockholders or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to public stockholders and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company. Please see the section below entitled "Risks Associated with our Securities--If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination."


If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation amount receivable by public stockholders from the trust account could be less than $10.00.

      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage, providers of financing and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from initiating claims against the trust account, including but not limited to, claims alleging fraudulent inducement and breach of fiduciary duty, as well as claims challenging the enforceability of the waiver, in each case to gain an advantage with a claim against our assets, including the funds held in the trust account. If a potential contracted party refuses to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders.

      If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Mr. Zeng, our president and chief executive officer, has agreed, pursuant to a written agreement with us and the representative, that he will be personally liable to ensure that the proceeds in the trust account are not reduced by vendors, service providers, providers of financing or prospective target businesses that are owed money by us for services rendered or contracted for or products sold to us and for expenses of our dissolution and liquidation. Based upon the knowledge of certain of our directors and officers who are familiar with his business interests, we believe that Mr. Zeng is of substantial means and capable of funding a shortfall in our trust account. However, we cannot assure you that Mr. Zeng will be able to satisfy those obligations nor can we assure you that the per-share distribution from the trust account will not be less than $10.00, plus available interest, due to such claims. If Mr. Zeng, a resident of Singapore, does not fully satisfy his indemnity obligation to us, and the funds available to us from the trust fund are not sufficient to cover the claims of creditors and the costs and expenses relating to our dissolution, the amount we will be able to distribute to stockholders may be less than $10.00 per share. Furthermore, our recourse against Mr. Zeng for his failure to fully satisfy his indemnity obligation may be limited since he resides outside of the United States and is not subject to the jurisdiction of the courts in the United States, and even if we were able to obtain jurisdiction over him and a judgment against him, we have been advised that there is substantial doubt as to whether the courts in Singapore will enforce that judgment.

      In the event the over-allotment option is exercised in full, to the extent the funds in trust are less than $10.00 per share, the first $300,000 in interest earned on the amount held in the trust account (net of taxes payable) will be used to cover such shortfall to bring the amount held in trust for the benefit of the public stockholders to an aggregate of $46,000,000 ($10.00 per share). In the event that the proceeds in the trust account are reduced and Mr. Zeng asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against him to enforce his indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders.


      Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $10.00 per share.


Our independent directors may decide not to enforce our president's indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

      Mr. Zeng, our president and chief executive officer, has agreed to reimburse us for our debts to any vendor for services rendered or products sold to us, potential target businesses or to providers of financing, if any, in each case only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. If Mr. Zeng asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our directors, in deciding whether to take legal action against Mr. Zeng to enforce his indemnification obligations, in the exercise of their fiduciary duties, must act honestly, in good faith and in the best interests of our public stockholders. While we currently expect that our independent directors would take action on our behalf against Mr. Zeng to enforce his indemnification obligations, it is possible, although unlikely in view of our pending dissolution, that our independent directors in exercising their business judgment may choose not to do so in a particular instance or, if upon advice of counsel, enforcement of a judgment against him in the courts of Singapore is highly unlikely. If our independent directors choose not to enforce Mr. Zeng's indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation distribution may be less than the initial $10.00 held in the trust account.

We will dissolve and liquidate if we do not consummate a business combination and our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.


      We will dissolve and liquidate our trust account and other available assets to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. If a corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. In the event that our board of directors recommends and the stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.


      Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly following the approval by our stockholders of a plan of dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing our directors and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business's operations.

      Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business's operations. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Proposed Business--Effecting a business combination--We have not identified a target business."

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, including companies seeking to consummate a business combination with companies in China, it may be more difficult for us to do so.


      Based upon publicly available information, as of October 18, 2007, approximately 123 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 34 companies have consummated a business combination, while 29 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination and five companies have failed to consummate a business combination and have either returned or announced their intention to return proceeds to their stockholders. Accordingly, there are over 54 blank check companies with more than $5.8 billion in trust that are seeking to carry out a business plan similar to our business plan. Of these companies, eight with more than $499 million in trust are seeking to consummate a business combination with a company in the PRC. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. Further, the fact that only 63 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that may privately-held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours.

Our officers and directors may resign upon consummation of a business combination.

      The role of our existing officers and directors in the target business following the consummation of a business combination cannot be fully ascertained at this time. While it is possible that one or more of our existing officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company, unless it was negotiated as part of, and included in or contemplated by, the definitive agreements relating to, the transaction.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

      If, as a condition to a potential business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that our existing officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

If our management following a business combination is unfamiliar with United States securities laws, we may have to expend time and resources helping them become familiar with such laws which could lead to various regulatory issues.

      Following a business combination, our existing officers and directors may resign from their positions with the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with the requirements of operating a public company, as well as the United States securities laws. If new management is unfamiliar with our laws, we may have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Prospective target business' compliance with the Sarbanes-Oxley Act of 2002 may increase the time and costs of completing an acquisition.

      Our prospective target business may not be in compliance with the provisions of the Sarbanes-Oxley Act of 2002 regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.


None of our officers and only one of our directors has any previous experience in effecting a business combination through a blank check company which could limit our ability to complete a business combination.

      None of our officers and only one of our directors, Frederick E. Smithline, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management's lack of experience in operating a blank check company could limit our ability to complete a business combination and could result in our having to liquidate the trust account.


Some of our officers and directors are, and others may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity they may present a viable business combination.

      Some of our officers and directors are, and others may in the future become, affiliated with entities, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may become affiliated. Our officers and directors involved in businesses similar to what we may intend to conduct following a business combination may have fiduciary or contractual obligations to present opportunities to those entities first. Accordingly, our officers and directors may not present opportunities to us that may be attractive to us, unless these other companies have declined to accept those opportunities.

      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed
(i) to present to our board of directors any investment or acquisition opportunity in China such person obtains access to and which could reasonably be expected to be valued at 80% or more of our net assets (excluding deferred underwriting fees) at the time of the business combination, subject to such person's existing fiduciary duties to other entities, and (ii) not to become a director or officer of any other entity seeking, or which is likely to seek, to invest in, or acquire an operating business with operations in China, until we consummate our initial business combination or liquidate our trust account, unless he or she undertakes in writing to present to us prior to that entity any investment or acquisition opportunity in China such person obtains access to and which could reasonably be expected to be valued at 80% or more of our net assets (excluding deferred underwriting fees) at the time of the business combination. However, we cannot assure you that our officers and directors will fully comply with these agreements. In addition, to the extent that conflicts of interest may arise, we cannot assure you that any such conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest of which you should be aware, see "Our Executive Officers and Directors--Conflicts of Interest."

Because our officers and directors own shares of our common stock that they purchased for nominal consideration and will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

      Our directors and officers may have a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders' best interest, which may affect their judgment in negotiating a business combination and result in our paying more than we should for a particular business entity as a result of the following considerations:

      o All of our officers and directors own shares of our common stock which they purchased for a nominal consideration in connection with our organization and all but one of them beneficially own the private warrants, all of which will become worthless if we are unable to complete a business combination. Since our officers and directors have a lower cost basis in their investment than our public stockholders, they may realize a profit from a business combination with a target business even though the transaction might be unprofitable for the public stockholders. As a result, they may be motivated to overpay for a target business whose business potential may not be realized, or overvalued, to realize a profit on their investment.

      o None of our officers and directors will have the right to receive distributions from the funds held in a trust account with respect to the founding shares or the private warrants upon our dissolution and liquidation in the event we fail to complete a business combination, and they would lose their entire investment in us were this to occur.

      o If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Mr. Zeng, our president and chief executive officer, has agreed, pursuant to a written agreement with us and the representative, that he will be personally liable to ensure that the proceeds in the trust account are not reduced by vendors, service providers, providers of financing or prospective target businesses that are owed money by us for services rendered or contracted for or products sold to us and for expenses of our dissolution and liquidation.

Therefore, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section below entitled "Our Executive Officers and Directors--Conflicts of Interest."

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to complete a business combination.


      Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the completion of a business combination. Our executive officers are engaged in other business endeavors, and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers' other business affairs require them to devote more substantial amounts of time to those affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to complete a business combination. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section below entitled "Our Executive Officers and Directors--Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

We will be dependent upon $100,000 available to us from the proceeds of the private placement and the interest earned on the trust account to fund our search for a target company and consummation of a business combination.


      Since none of the net proceeds from our initial public offering and only $100,000 from the sale of the private warrants will be available to us to fund our working capital requirements and for expenses associated with potential business combinations, we are dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we need to search for a target company and consummate a business combination. While we may withdraw up to an aggregate of $1,000,000 of interest earned on the funds in the trust account, net of taxes thereon, for these purposes, if interest rates were to decline substantially, or if the over-allotment option is exercised in full and we are required to allocate the first $300,000 in interest to the trust account, we may not have sufficient funds available to complete a business combination. In that event, we would need to borrow funds from our insiders or others or be forced to liquidate. None of our officers, directors or stockholders is required to provide any financing to us in connection with, or after, a business combination.

Our officers and directors' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.


      Except for the repayment of advances from Mr. Zeng for certain expenses in connection with this offering, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them unless and until we complete a business combination to the extent that such expenses exceed the up to $1,100,000 available to us to satisfy our working capital requirements and to pursue a business combination, which includes $100,000 from the proceeds of the sale of the private warrants and up to $1,000,000 in interest earned on the funds in the trust account, net of taxes thereon, which may be released to us periodically, upon request of our Board. These amounts are based on management's estimates of the funds needed to fund our operations for up to the next 24 months and complete a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with the business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not completed. The financial interest of our directors and officers could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and, thus, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders' best interest.


It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products and services.

      Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions payable to the representative of $800,000, or $920,000 if the underwriters' over-allotment option is exercised in full) at the time of that business combination. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

      o     solely dependent upon the performance of a single business, or

      o dependent upon the development or market acceptance of a single or limited number of products and services.

      In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to complete an attractive business combination.

      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

      o our obligation to seek stockholder approval of a business combination may materially delay the completion of a transaction;

      o our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

      o our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

      Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of our working capital could be expended in pursuing acquisitions that are not completed.

      We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to complete the transaction for any number of reasons, including those beyond our control such as that 35% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled "Proposed Business--Effecting a Business Combination--We have not identified a target business."

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

      As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account released to us for working capital) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of the target business.

      The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.


Because any target business with which we attempt to complete a business combination will have to provide financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the potential pool of prospective target businesses may be limited.

      In accordance with requirements of United States Federal securities laws, a proposed target business will have to provide certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination.

Risks Related to Business Combinations with Companies that have Operations in China


      Business combinations with companies that have operations in China entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:


      Economic, Political and Legal Risks


After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

      The PRC's economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

      China's GDP has grown consistently since 1978 (National Bureau of Statistics of China). However, we cannot assure you that such growth will be sustained in the future. If in the future China's economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we effect a business combination, the ability of that target business to become profitable.

      The PRC's economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.


      Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

      The PRC's economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.


      A recent positive economic change has been the PRC's entry into the World Trade Organization, or WTO, the sole global international organization dealing with the rules of trade between nations. It is believed that the PRC's entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. However, the PRC has not fully complied with all of its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China's economy.

      We cannot assure you that China's economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

      The relationship between the United States and the PRC is subject to sudden fluctuations and periodic tension. For instance, relations may be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

Because Chinese law will govern almost all of any target business' material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

      Chinese law will govern almost all of our target business' material agreements, many of which may be with Chinese governmental agencies. While we are not aware of any laws or regulations currently in effect that would limit our ability to consummate a business combination, we cannot assure you that changes in Chinese laws will not occur in the future. We also cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Investors may have difficulty enforcing their legal rights against our officers and directors who reside outside the United States.

      Most of our existing officers and directors reside outside the United States. After the consummation of a business combination, most and perhaps all of our directors and officers may reside outside of the United States and substantially all of our assets will be located outside of the United States. As a result, investors in the United States may not be able to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, extradition treaties now in effect between the United States and the PRC are unclear as to whether effective enforcement of criminal penalties of the Federal securities laws would be permitted.

      Regulatory Risks Affecting Business Combinations


As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

      On September 8, 2006, the Ministry of Commerce, or MOFCOM, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange, or SAFE or its branch offices, the State Asset Supervision and Administration Commission, or SAIC, and the China Securities Regulatory Commission. Depending on the structure of a transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the September 8, 2006, PRC merger and acquisition regulations permit government agencies to scrutinize the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

      The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transactions, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have expressed concern with offshore transactions which converted domestic companies into foreign investment enterprises, or FIEs, in order to take advantage of certain benefits, including reduced taxation, in China, regulations require foreign sourced capital of not less than 25% of the domestic company's post-acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm to third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our stockholders' interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and anti-trust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

      Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to "important industries" that may affect the national economic security or result in the transfer of "actual control" of companies having "famous Chinese brand names" or "well established Chinese brand names" must be reported and approved by MOFCOM. We do not plan to pursue an acquisition in any of the industries to which these particular regulations apply. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control of not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) if the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition,
(ii) the transaction will restructure unprofitable entities and ensure employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

      Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

      The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.


Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

      Following a business combination, we will be subject to the PRC's rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises, or FIEs, are required to apply to the SAFE for "Foreign Exchange Registration Certificates for FIEs." Following a business combination, we will likely be a FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a "basic" and "capital" account. Currency conversion within the scope of the

"basic account," such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the "capital account," including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business' proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

      Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

      o     levying fines;

      o     revoking our business and other licenses;

      o     requiring that we restructure our ownership or operations; and

      o     requiring that we discontinue any portion or all of our business.

Regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely affect our ability to acquire PRC companies.

      Regulations were issued on October 21, 2005 by the SAFE (that replaced two previously issued regulations on January 24, 2005 and April 19, 2005, respectively) that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

      As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approvals, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

      Currency-Related Risks


Any devaluation of currencies used in the PRC could negatively impact our target business' results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

      Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income would be received in a foreign currency such as Renminbi, or RMB, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People's Bank of China. These rates are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate had remained stable over the past several years. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.5% fluctuation. As of October 30, 2007, the exchange rate of the Renminbi was 0.133842 against the United States dollar. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase.


Changes in the PRC's currency policies may cause a target business' ability to succeed in the international markets to be diminished.

      Until recently, China "pegged" its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries' currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. As a result of this policy reform, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

      Following a business combination, our payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations (for instance, where we have been paid in United States dollars for our goods or services), appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes (for instance, if the providers of goods or services located outside of China that we do business with require payment in United States dollars) and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.


      Tax Risks


After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

      After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

      If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you may actually ultimately receive.


If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our stockholders following a business combination.

      According to the PRC's applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, or the Applicable Foreign Enterprises Tax Law, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a stockholder, such as through dividends from a foreign investment enterprise, or FIE, are exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our stockholders to pay corporate withholding taxes.


Because of certain tax rules, we may not be able to structure the most advantageous business combination to our company.

      If we seek to change domiciles in connection with a business combination, our stockholders may recognize a non-cash taxable gain upon the exchange of their shares for the newly formed company if our common stock has appreciated in value prior to the consummation of a business combination. The gain would equal the amount of any such increase in value over and above what the stockholder originally paid for his shares, unless a variety of conditions set forth in the tax codes are satisfied. To avoid this rule, our stockholders immediately prior to the business combination would have to own fifty percent or less of both the total voting power and the total value of the stock after the business combination. Other tax rules indicate that if our stockholders end up owning more than 80% of the stock of our company following a business combination, regardless of whether or not we seek to change domiciles in connection with such business combination, the combined company will be treated for all tax purposes as a United States corporation. This would negate any potential tax advantages of changing domiciles in connection with a business combination. We intend to structure any business combination which we wish to complete so that it is tax free to our stockholders. Accordingly, in order to avoid these negative situations, we may be forced to structure a business combination in which we issue more stock and less cash than we might have otherwise structured such business combination. Alternatively, we may be unable to complete a particular business combination that would otherwise be attractive to us.

Risks Associated with Mineral Resources-Related Operations


If we are able to consummate a business combination with a target business in the minerals resources business in the PRC, there may be risks associated with operating a mineral resource-related company which may affect our eventual operations.

      We may consummate a business combination with a company that focuses on mining a specific type or types of minerals. Our operations could be affected by mining conditions, which may include faults, seam deterioration in quality or thickness, pressure in mine openings, the presence of gas, water inflow from water-bearing strata and propensity for spontaneous combustion inside the mines, as well as operational risks associated with all industrial or engineering activity, such as mechanical breakdowns. Our operations may involve underground mining, which is also subject to certain risks such as methane outbursts and accidents caused by roof weakness and groundfalls. The foregoing conditions may result in an increase in our cost of production as a result of delays and additional operational expenses. Accordingly, we cannot assure you that the occurrence of such events or conditions would not have a material adverse effect on our results of operations.

      The mining industry in the PRC also has drawbacks that the mining industry does not have within the United States. For instance:

      o In China, insurance coverage is a relatively new concept compared to that of the United States and for certain aspects of a business operation insurance coverage is restricted or expensive. Workers compensation for employees in the PRC may be unavailable or, if available, insufficient to adequately cover such employees.

      o The environmental laws and regulations in the PRC set various standards regulating certain aspects of health and environmental quality, including, in some cases, the obligation to rehabilitate current and former facilities and locations where operations are or were conducted. Violation of those standards could result in a temporary or permanent restriction by the PRC of our mining operations.

We cannot assure you that a target business with which we ultimately complete a business combination will be able to adequately address any of these or other limitations.

If we acquire a target business with mineral resources -related activities, we will be subject to certain additional risks particular to mineral production operations .

      The exploration for and production of minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Many exploration programs do not result in the discovery of any minerals, and any minerals discovered may not be of sufficient quantity or quality. Simply discovering promising mineralization may not warrant production because the minerals may be difficult or impossible to extract or mine on a profitable basis, if at all.

      Profitability of any extraction and mining we may conduct will involve a number of factors, including, but not limited to:

      o     the ability to obtain all required permits;
      o     costs of bringing the property into production;
      o     the construction of adequate production facilities;
      o     the availability and costs of financing;
      o     keeping ongoing costs of production at economic levels; and
      o market prices for the minerals to be mined staying above production costs.

Further, even if we are able to extract minerals on a profitable basis, it could take months or even years from the time we commence such extraction to the time we are able to sell such minerals. We cannot assure you that any target business we may acquire in the future will own properties that contain deposits of minerals that will be profitable to extract or mine.

Our earnings and, therefore our profitability, may be affected by metals price volatility.

      We anticipate that the majority of our future revenues will be derived from the sale of precious metals and, as a result, our earnings are directly related to the prices of these commodities. At present, the price of these commodities in the PRC is generally in line with that in the international market. There are many factors influencing the price of these resources including expectations for inflation; global and regional demand and production; political and economic conditions; and production costs in major producing regions. These factors are beyond our control and are impossible for us to predict. As a result, changes in the price of resources may adversely affect our operating results.

The mineral resources company may not have conducted feasibility studies and, therefore, reliable estimates of proven or probable reserves may not be available and if minerals are depleted from the mining company's mines prior to termination of its mineral rights, it may be unable to generate revenues.

      Unless the mineral resources company has conducted feasibility studies to confirm the amount of proven or probable reserves contained in the mines in which it has been granted mineral rights, the quantity of ores and metal reserves will be based primarily on estimates that make it difficult to predict reliably the extent of mineral deposits in its mines or whether there will continue to be sufficient minerals deposits to allow it to extract minerals for the duration of its mining rights. Moreover, reserve estimation is an interpretive process based upon available data and various assumptions that are believed to be reasonable, and the economic value of ore reserves may be adversely affected by price fluctuations in the metal market, reduced recovery rates or a rise in production costs as a result of inflation or other technical problems arising in the course of extraction.

We may have to rely on sub-contractors to perform extraction over whom we have little control.

      It is not uncommon for mineral companies to sub-contract ore extraction work to a third party. To some extent, the operations of the mining company are affected by the performance of the contractor, whose activities are not within its control. If the contractor fails to achieve the guaranteed monthly extraction volume, or the contractor otherwise fails to perform its obligations under its agreement with the mining company, the mining company may have the right to terminate the agreement with the contractor; however, termination of the relationship could adversely affect the operating results of the mining company.

We may become subject to numerous risks and hazards associated with the mineral resources -related businesses.

      As a mineral resources-related company, we may be subject to a number of risks and hazards including:

      o     environmental hazards;
      o     industrial accidents;
      o     unusual or unexpected geologic formations;
      o     explosive rock failures; and
      o flooding and periodic interruptions due to inclement or hazardous weather conditions.

      Such risks could result in:

      o damage to or destruction of mineral properties or production facilities;
      o     personal injury or death;
      o     environmental damage;
      o     delays in mining;
      o     monetary losses; and
      o     legal liability.

Our business operations and related activities may be subject to PRC government regulations concerning environmental protection.

      We may have to make a significant financial commitment for the construction of environmental protection facilities and the establishment of a sound environmental protection management and monitoring system. Compliance with existing and future environmental protection regulations may increase our operating costs and may adversely affect our operating results.

Our operations and business activities may involve dangerous materials.

      Although we may establish stringent rules relating to the storage, handling and use of such dangerous materials, there is no assurance that accidents will not occur. Should we be held liable for any such accident, we may be subject to penalties and possible criminal proceedings may be brought against its employees.

We may be unable to successfully compete with companies having greater financial resources than are available to us.

      Natural resources have limited lives and as a result, we will have to continually seek to expand our reserves through the acquisition of additional resource rights. As there is a limited supply of desirable resource deposits in the PRC, we will face strong competition for resource rights from other natural resource companies, some of which have greater financial resources than us, and we may not be able to acquire attractive resource rights on terms that acceptable to us.

Risks Associated with our Securities

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

      Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

      o the history and prospects of companies whose principal business is the acquisition of other companies;

      o     prior offerings of those companies;

      o     our prospects for acquiring an operating business;

      o     our capital structure;

      o an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions; and

      o general conditions of the securities markets at the time of the offering.

      Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is management's estimate of the amount needed to fund our operations for the next 24 months as we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management's assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

There is no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

      There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on a National Exchange.


      It is anticipated that our securities will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national exchange such as the Nasdaq Stock Market.


If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

      Our common stock may be subject to the penny stock rules promulgated under the Exchange Act unless our net tangible assets are greater than $5,000,000 or our common stock has a market price per share greater than $5.00. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

      o     make a special written suitability determination for the purchaser;

      o receive the purchaser's written agreement to a transaction prior to sale;

      o provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks," as well as a purchaser's legal remedies; and

      o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in "penny stock" can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If our existing stockholders or the purchasers of our private warrants exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

      Our existing stockholders are entitled to demand that we register the resale of the 1,000,000 founding shares they acquired prior to this offering at any time after the date on which their securities are released from escrow, which, except in limited circumstances, will occur upon the earlier of (i)
                , 2010 [three years following the date of this prospectus], and
(ii) one year following the completion of a business combination. Furthermore, holders of the private warrants are entitled to demand the registration of the 2,600,000 private warrants and the 2,600,000 shares of common stock that we must issue upon exercise of the private warrants at any time after the completion of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 3,600,000 shares of common stock eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Our outstanding warrants and the representative's purchase option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

      We will issue warrants to purchase 4,000,000 shares of common stock as part of the units offered by this prospectus, in addition to the private warrants to purchase 2,600,000 shares of common stock issued to certain of our directors and officers, or entities that they control, immediately prior to this offering. We also will issue an option to purchase 280,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 280,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. These securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the additional shares we will issue upon exercise of the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.


We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.


      Our certificate of incorporation authorizes the issuance of up to 25,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the private placement (assuming no exercise of the underwriters' over-allotment option), we will have 12,840,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the representative's unit purchase option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. In the event we issue additional shares of our common stock or preferred stock upon a business combination, we would require purchasers of those shares to waive any rights to the funds in the trust account. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

      o may significantly reduce the equity interest of investors in this offering;

      o may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

      o could cause a change in control if a substantial number of our shares of common stock are issued, which may affect our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

      o     may adversely affect prevailing market prices for our common stock.


We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.


      Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt could result in:

      o default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

      o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

      o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

      o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding;

      o using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

      o limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

      o increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

      o     other disadvantages compared to our competitors who have less debt.

      Any of the above listed factors could materially and adversely affect our business and results of operations. Furthermore, if our debt bears interest at floating rates, our interest expense could increase if interest rates rise. If we do not have sufficient earnings to service any debt incurred, we could need to refinance all or part of that debt, sell assets, borrow more money or sell securities, none of which we can guarantee we will be able to do on commercially reasonable terms, or at all.

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

      Upon completion of our offering and the private placement, our existing stockholders will collectively own approximately 20.0% (17.86%, if the underwriters' over-allotment option is exercised in full) of our outstanding shares of common stock, which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the completion of our initial business combination. Certain of our directors and officers, or entities that they control, have purchased an aggregate of 2,600,000 private warrants at a purchase price of $1.00 per warrant, which warrants are exercisable at $7.50 per share, to purchase 2,600,000 shares of our common stock in a private placement. In addition, it is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the completion of a business combination, in which case all of the current directors will continue in office at least until the completion of the business combination. Accordingly, our existing stockholders will continue to exert control at least until the completion of a business combination.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.


      Under the Securities Act, the holders of our warrants included in the units purchased in this offering may not exercise their warrants unless we file amendments to the registration statement of which this prospectus is a part updating the information included therein, those amendments are declared effective by the SEC and we make available to those holders the prospectus included in those amendments. In addition, under applicable state securities laws, we may be required to make certain filings, or satisfy certain conditions to qualify for an exemption from those filing requirements, in connection with the offering and exercise of the warrants and the resale of the shares of common stock underlying the warrants in the states in which the holders of the warrants reside.

      Although we have undertaken in a warrant agreement between American Stock Transfer & Trust Company and us, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws. We are not obligated to pay cash or other consideration to the holders of the warrants in those states under any other circumstances and the warrants may become, and later expire, worthless. See "Underwriting - State Blue Sky Information" for information concerning state securities requirements for the resale of the warrants and the shares that we will issue upon exercise of the warrants.

If we are forced to liquidate before we complete a business combination, our warrants will expire worthless.

      If we are unable to complete a business combination and are forced to liquidate the trust account, our warrants will expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see "Proposed Business - Effecting a business combination--Dissolution and liquidation if no business combination."

If you are unable to exercise the warrants and they become worthless, the entire $10.00 purchase price you paid for the units will be allocated to the shares of common stock included in the units you purchased in this offering.

      If the warrants included in the units you purchased in this offering become worthless, as a result of our failure to comply with federal or state securities laws or our failure to consummate a business combination within the time periods specified in this prospectus, you will have paid the $10.00 unit purchase price solely for the shares of common stock included in the units.


If you are not an institutional investor, you may purchase our securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resale of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder the resale of our securities in their states.

      We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Exchange Act and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resale of the units, from and after the effective date of the registration statement of which this prospectus is a part, and the common stock and warrants comprising the units, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict the resale of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see "Underwriting--State Blue Sky Information" below.

We may make a mandatory redemption of our outstanding warrants at a time that is disadvantageous to our warrant holders.

      Subject to there being a current prospectus under the Securities Act with respect to the shares of common stock issuable upon exercise of the warrants, we may make a mandatory redemption of the warrants issued as a part of the units issued in this offering at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

      We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, if, following the offering and prior to the consummation of a business combination, we are viewed as engaging in the business of investing in securities or we own investment securities having a value exceeding 40% of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

      o     restrictions on the nature of our investments; and

      o     restrictions on our issuance of securities.

      In addition, we may have imposed upon us burdensome requirements, including:

      o     registration as an investment company;

      o     adoption of a specific form of corporate structure; and

      o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

      However, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either:
(i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require that we incur additional unanticipated expenses.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.025 per share for their founding shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired the founding shares at a nominal price has significantly contributed to this dilution. Assuming the offering is completed without exercise of over-allotment, you will incur an immediate and substantial dilution of approximately 28.9% or $2.89 per share (the difference between the pro forma net tangible book value per share of $7.11 and the initial offering price of $10.00 per unit). Assuming the offering is completed with exercise of over-allotment, you will incur an immediate and substantial dilution of approximately 26.9% or $ 2.69 per share (the difference between the pro forma net tangible book value per share of $7.31 and the initial offering price of $10.00 per unit).

Because our existing stockholders' initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.

      Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is substantially less than the required minimum amount pursuant to this policy (assuming non-exercise of the over-allotment option). Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.


      All of our officers and directors own shares of our common stock. Additionally, no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. We believe that only one member of our board of directors is currently "independent" as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, out of the accrued interest on the funds in the trust account available to us, state securities administrators could take the position that such individual is not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Although we believe all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent" under the policies of the North American Securities Administrator Association, we cannot assure you this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our securities held by the public stockholders.

                                 Use of Proceeds

      We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

                                                                                Without Over-       Over-Allotment
                                                                                  Allotment             Option
                                                                                   Option              Exercised
                                                                                -------------       --------------
Gross proceeds
Private placement                                                                $ 2,600,000          $ 2,600,000
Offering                                                                          40,000,000           46,000,000
                                                                                 -----------          -----------
Total                                                                            $42,600,000          $48,600,000
                                                                                 ===========          ===========
Offering and private placement expenses (1)

Underwriting discount(2)                                                         $ 1,600,000          $ 1,840,000
Deferred underwriting compensation((3))                                              800,000              920,000
Corporate finance fee(4)                                                             400,000              460,000
Printing and engraving expenses                                                       75,000               75,000
Legal fees and expenses (including compliance with state securities                  275,000              275,000
laws)                                                                                 75,000               75,000
Accounting fees and expenses
SEC registration fee                                                                   2,630                2,630
FINRA registration fee                                                                 9,068                9,068
Miscellaneous expenses                                                                63,302               63,302
                                                                                 ===========          ===========
Total offering and private placement expenses                                    $ 3,300,000          $ 3,720,000
                                                                                 ===========          ===========
Net Proceeds
Not held in trust                                                                $   100,000          $   100,000
                                                                                                      ===========
Held in trust for our benefit                                                    $39,200,000          $44,780,000
                                                                                 ===========          ===========

Total Net Proceeds                                                               $39,300,000          $44,880,000
                                                                                 ===========          ===========
Adjustments
Deferred underwriting discounts and commissions held in trust(3)                 $   800,000          $   920,000
                                                                                 -----------          -----------
Total held in trust (maximum available for distribution upon                     $40,000,000          $45,700,000
liquidation, excluding accrued interest, net of taxes)

Accrued interest (net of taxes) retained in trust before we may
withdraw funds(5)                                                                          0              300,000
            Total amount held in trust  not available to us                      $40,000,000          $46,000,000
                                                                                 ===========          ===========
Percentage of offering proceeds held in trust(6)                                      100.00%              100.00%


Working capital from the proceeds of the  private placement ($100,000)
and interest earned on funds held in trust (up to $1,000,000)
                                                                                    Amount               Percent
                                                                                    ------               -------
Legal, accounting and other expenses attendant to the structuring and            $   300,000          $     27.28%
negotiation of a business combination and the preparation and filing of the related proxy statement
Payment for office space and administrative and support services                     180,000                16.36%
($7,500 per month for up to two years)
Due diligence of prospective target businesses                                        70,000                 6.36%
Legal and accounting fees relating to SEC reporting obligations                      100,000                 9.09%
Working capital to cover miscellaneous expenses(7)                                   450,000                40.91%
                                                                                 -----------          -----------
Total                                                                            $ 1,100,000          $    100.00%
                                                                                 ===========          ===========

----------

(1) A portion of the offering expenses, including SEC registration and FINRA filing fees, and legal fees and expenses, have been paid out of advances from a stockholder which we will repay out of the proceeds of this offering.

(2) Represents 4% of the gross proceeds from the sale of the units, or $0.40 per unit, for underwriting compensation of $1,600,000 (or up to $1,840,000 if the over-allotment option is exercised in full).
(3) Represents 2% of the gross proceeds from the sale of the units, or $0.20 per unit, for deferred underwriting compensation of $800,000(or up to $920,000 if the over-allotment option is exercised in full) held in trust of deferred underwriting compensation which will be paid to the representative only upon the completion of the initial business combination only with respect to those units which have not been converted and will not be available for use to acquire an operating business. In the event that a business combination is not completed within the required time period, these amounts will be included in the liquidating distribution to our public stockholders.

(4) Represents 1% of the gross proceeds from the sale of the units, or $0.10 per unit.
(5) In the event the over-allotment option is exercised in full, to the extent the funds in trust are less than $10.00 per share, the first $300,000 in interest earned on the amount held in the trust account (net of taxes payable) will be used to cover such shortfall to bring the amount held in trust for the benefit of the public stockholders to an aggregate of $46,000,000 ($10.00 per share).

(6) This percentage indicates the degree of protection that we and Maxim Group LLC, in structuring this offering, provided our public stockholders by requiring the deposit in the trust account of the proceeds from the sale of the private warrants and the units in this offering, net of the underwriting discount and related expenses of the offering, plus the deferred underwriting discount, to better assure our public stockholders that a substantial portion, if not all, of their subscription funds will be available for payment to them as a liquidating distribution if we are unable to consummate a business combination within the time parameters established by our certificate of incorporation. By requiring the deposit of the proceeds of sale of the private warrants, which become worthless if we are unable to consummate a business combination, and making those proceeds available for distribution to our public stockholders if, under the terms of our certificate of incorporation, we must liquidate and dissolve if we fail to consummate a business combination within the specified time period, we have shifted the risk of loss resulting from that failure to our sponsor and promoters, rather than our public stockholders.
(7) The miscellaneous fees and expenses may include, without limitation, potential deposits, down payments, exclusivity fees, franchise taxes, finder's fees or similar fees or compensation, premiums for director and officer liability and key-man insurance, reserves and costs and expenses associated with our dissolution and liquidation.


      The net proceeds from this offering and the private placement, less $100,000 available to us for working capital, or $40,000,000 ($45,760,000 if the underwriters' over-allotment option is exercised in full), including $800,000 ($920,000 if the underwriters' over-allotment option is exercised in full) attributable to the deferred underwriting discounts and commissions, will be placed in a trust account at Merrill Lynch, Pierce, Fenner & Smith Incorporated, maintained by American Stock Transfer & Trust Company, acting as trustee. In the event the over-allotment option is exercised in full, to the extent the funds in the trust account are less than $10.00 per share, the first $300,000 in interest earned on the amount held in the trust account (net of taxes payable) will be used to cover such shortfall to bring the amount held in the trust account for the benefit of the public stockholders to an aggregate of $46,000,000 ($10.00 per share).


      Except for interest earned on the funds on deposit, net of taxes, of up to $1,000,000, that we may withdraw from the trust periodically, upon request of our Board, for our working capital requirements and to pay expenses associated with proposed business combinations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation. All amounts held in the trust account that are not converted to cash, used to pay taxes on interest earned or as interest income, net of taxes, for working capital will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of our net assets, excluding deferred underwriting discounts and commissions payable to the representative of $800,000 ($920,000 if the underwriters' over-allotment option is exercised in full), plus interest thereon, at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 35% of the public stockholders voting against the business combination and exercising their conversion rights. Following release from the trust account of interest income to pay income taxes and for working capital, as described above, and after payment of the conversion price to any public stockholders who exercise their conversion rights, the representative will receive the deferred underwriting discounts and commissions, together with accrued interest thereon (except as to converted shares), and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or for working capital. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we anticipate that the interest that will accrue on the trust account, even at an interest rate of 4% (approximately $3,120,000 for 24 months if the underwriters' over-allotment option is not exercised) per annum, during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements.


      The net proceeds of this offering held in the trust account will only be invested in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. According to the Federal Reserve Statistical Release dated October 29, 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended October 26, 2007, 3.80%, 3.85% and 3.92%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. We may withdraw up to an aggregate of $1,000,000 of interest earned, net of taxes, from the trust account periodically, upon request of our Board, for our working capital requirements and to pay expenses associated with a proposed business combination, except that if the underwriters fully exercise their over-allotment option, we will be unable to withdraw funds from the interest earned on amounts in the trust account until interest earned (net of taxes) thereon exceeds $300,000, since the first $300,000 of interest earned, net of taxes, will be added to the trust so that the amount held in the trust account for the benefit of the public stockholders will be increased to an aggregate of $46,000,000 ($10.00 per share). We believe that the $100,000 available to us outside of the trust account, together with the up to $1,000,000 of interest earned on the funds in the trust account, net of taxes, available to us, as described above, will be sufficient to allow us to operate for at least the next 18 months, or 24 months if we enter into a letter of intent, agreement in principle or definitive agreement for a business combination within the 18 months after the consummation of the offering, assuming that a business combination is not completed during that time. We intend to use these funds for potential deposits, down payments, exclusivity fees, franchise taxes, finder's fees or similar fees or compensation, premiums for director and officer liability and key-man insurance, reserves and costs and expenses associated with our dissolution and liquidation, with the balance available for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our directors and officers in connection with activities on our behalf as described below. Of this amount, we have reserved approximately $70,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. To the extent such out-of-pocket expenses exceed the $100,000 of the net proceeds not deposited in the trust account and the available interest earned, net of taxes, on the funds in the trust account of up to $1,000,000 that may be released to us, as described above, those out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds available to us from the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

      We have agreed to pay Shen Zhen China Jia Yue Trading Co., Ltd., an affiliate of Mr. Zeng, our president and chief executive officer, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the district of the PRC where the office is located, the fee charged by Shen Zhen China Jia Yue Trading Co., Ltd., is at least as favorable as we could have obtained from an unaffiliated third party. This agreement commences on the date of this prospectus and will continue until the earlier of the completion of our initial business combination or our dissolution.

      As of the date of this prospectus, we have used the $25,000 we received from the sale of our shares to our officers and directors, together with the $158,666 advanced by our president and chief executive officer, to pay certain of the expenses associated with this offering, including the SEC registration and FINRA filing fees, and legal and accounting fees and expenses. We will repay these advances out of the net proceeds of this offering.


      No compensation of any kind, including finder's and consulting fees, will be paid to any of our officers, directors or existing stockholders, or any of their affiliates, other than the payment of $7,500 per month to Shen Zhen China Jia Yue Trading Co., Ltd. from the trust account in connection with the general and administrative services rendered to us, prior to or in connection with the business combination. However, our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund, as well as any other net proceeds not expended, will be used to finance the operations of the target business, pay principal or interest due on indebtedness incurred in consummating the business combination or for other working capital purposes.

      A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable and interest amounts previously released to us from the trust account) only in the event of our dissolution and liquidation upon our failure to complete a business combination within the allotted time or $10.00 per share (which includes $0.20 attributable to the deferred underwriting compensation) if that public stockholder were to seek to convert those shares to cash by exercising conversion rights in connection with a business combination which the public stockholder voted against and which we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

      In the event of our liquidation, our existing stockholders will be entitled to receive funds from the trust account solely with respect to any shares of our common stock which they purchased in or following this offering.

                                 Capitalization

      The following table sets forth our capitalization at June 30, 2007, and as adjusted to give effect to the sale of our units in this offering and private placement of 2,600,000 private warrants to certain of our directors and officers, or entities that they control, and the application of the estimated net proceeds derived from the sale of our units in this offering and warrants in the private placement:

                                                                                     June 30, 2007
                                                                                     -------------
                                                                                Actual       As adjusted(1)
                                                                             ------------    --------------
                                                                                          (Unaudited)
Advances from stockholder to pay certain offering expenses                   $    104,000     $         --

Deferred underwriting compensation (2)                                                 --          800,000

Common stock, subject to possible conversion of 1,399,999 shares at
redemption value (2)                                                                   --       13,719,990

Stockholders' equity:

Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0                     --               --
issued or outstanding

Common stock, $0.0001 par value, 25,000,000 shares authorized;                        100              500
1,000,000 shares issued and outstanding, 5,000,000 shares issued and outstanding (including 1,399,999 shares subject to possible
conversion), as adjusted (2)

Additional paid-in capital(3)                                                      24,900        5,604,510

Deficit accumulated during development stage                                       (7,540)          (7,540)

Total stockholders' equity                                                         17,460       25,597,470
                                                                             ------------     ------------
Total capitalization                                                         $    121,460     $ 40,117,460
                                                                             ============     ============

------------
(1) As adjusted, includes deferred underwriting compensation in the amount of 2% of the gross proceeds of this offering, or $800,000 (or $920,000 if the underwriters' over-allotment option is exercised in full.)
(2) If we complete a business combination, the conversion rights afforded to our public stockholders may result in the conversion of up to 1,399,999 shares, one share less than 35% of the aggregate number of shares sold in this offering, at a per share conversion price of $10.00, which includes $0.20 attributable to the deferred underwriting compensation.
(3)   Assumes no value is attributed to the warrants included in the units.

                                    Dilution

      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted for cash), by the number of outstanding shares of our common stock.

      At June 30, 2007, our net tangible book value was deficiency of ($79,040), or approximately ($0.08) per share of common stock. After giving effect to the sale of 4,000,000 shares of common stock included in the units to be sold in this offering and the sale of 2,600,000 private warrants to purchase 2,600,000 shares of common stock at $1.00 per share, and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 1,399,999 shares of common stock which may be converted to cash) at June 30, 2007 would have been approximately $25,597,470, or $7.11 per share, representing an immediate increase in net tangible book value of $7.19 per share to the existing stockholders and an immediate dilution of $2.89 per share, or approximately 28.9%, to new investors not exercising their conversion rights.

      The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price                                                                        $    10.00
   Net tangible book value before this offering                               $    (0.08)
   Increase attributable to new investors                                           7.19
                                                                              ----------
Pro forma net tangible book value after this offering without exercise of
over-allotment                                                                                     7.11
                                                                                             ----------
Dilution to new investors without exercise of over-allotment                                 $     2.89
                                                                                             ==========
Pro forma net tangible book value after this offering with exercise of
over-allotment                                                                               $     7.31
                                                                                             ----------
Dilution to new investors with exercise of over-allotment                                    $     2.69
                                                                                             ==========

      Our pro forma net tangible book value after this offering, assuming no exercise of the over-allotment, is approximately $13,719,990 less than it otherwise would have been because, if we effect a business combination, the conversion rights of our public stockholders may result in the conversion into cash of up to 1,399,999 shares, representing one share less than 35% of the aggregate number of shares sold in this offering, at a per share conversion price of $10.00, which includes $0.20 per share of deferred underwriting discounts and commissions, the right to receive payment of which has been waived by the representative.

      The following table sets forth information with respect to our existing stockholders and the new investors:

                                                                                           Average
                             Shares Purchased(1)             Total Consideration            Price
                         ---------------------------     ---------------------------         Per
                            Number        Percentage        Amount       Percentage         Share
                         -----------     -----------     -----------     -----------     -----------
Existing stockholders      1,000,000           20.00%    $    25,000            0.06%    $     0.025
New investors              4,000,000           80.00%    $40,000,000           99.94%    $     10.00
                         -----------     -----------     -----------     -----------
                           5,000,000          100.00%    $40,025,000          100.00%
                         ===========     ===========     ===========     ===========

----------
(1)   Assumes the sale of 4,000,000 units in this offering, but does not include
      (i) 4,000,000 shares of our common stock issuable upon exercise of the warrants sold as part of such units, (ii) 2,600,000 shares of our common stock issuable upon exercise of the private warrants, (iii) 280,000 shares of our common stock included in the representative's unit purchase option or (iv) 280,000 shares of our common stock issuable upon exercise of the warrants included in the representative's unit purchase option.

      The pro forma net tangible book value after the offering, assuming the underwriters' over-allotment option is not exercised, is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement                      $    (79,040)

Net proceeds from this offering and the private placement of warrants                    39,300,000
Offering costs paid in advance and excluded from the net tangible book value before          96,500
this offering
Less: Proceeds held in trust subject to conversion to cash (1)                          (13,719,990)
                                                                                       ------------
                                                                                       $ 25,597,470
                                                                                       ============
Denominator:
Shares of common stock outstanding prior to the offering                                  1,000,000
Shares of common stock included in the units offered                                      4,000,000
Less: Shares subject to conversion                                                       (1,399,999
                                                                                       ------------
Less: Founding shares subject to cancellation, not to exceed 100,000 shares                (100,000)
                                                                                          3,500,001
                                                                                       ============

      The pro forma net tangible book value after the offering and private placement, assuming the underwriters' over-allotment option is exercised, is calculated as follows:

Numerator:
Net tangible book value before the offering                                            $    (79,040)


Net proceeds from this offering and the private placement of warrants                    44,880,000
Offering costs paid in advance and excluded from the net tangible book value before          96,500
this offering
Less: Proceeds held in trust subject to conversion to cash (2)                          (15,717,990
                                                                                       ------------
                                                                                       $ 29,179,470
                                                                                       ============


Denominator:
Shares of common stock outstanding prior to the offering                                  1,000,000
Shares of common stock included in the units offered                                      4,600,000
Less: Shares subject to conversion                                                       (1,609,999)
                                                                                       ------------
Less: Founding shares subject to cancellation, not to exceed 100,000 shares                (100,000)
                                                                                          3,890,001
                                                                                       ============

------------
(1) Includes $280,000, or $0.20 per share, deferred underwriting compensation held in trust for redemption of shares.
(2) Includes $322,000, or $0.20 per share, deferred underwriting compensation held in trust for redemption of shares.

          Management's Discussion and Analysis of Results of Operations
                             and Financial Condition


      We are a blank check company known as a Business Combination Company(TM) or BCC(TM). We were formed under the laws of the State of Delaware on June 8, 2007 for the purpose of acquiring, through a merger, capital stock exchange, joint venture, asset or stock acquisition, or similar business combination, an unidentified operating business that has its principal operations in the PRC. While our efforts in identifying a prospective target business will not be limited to a particular industry segment, we intend to focus our initial efforts on acquiring an operating business in the natural resources sector, particularly minerals, whose activities include mining, extracting, smelting, processing and/or fabricating. Accordingly, we may focus on any industry segment other than the above-referenced industry segment in our search for target businesses. If an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the natural resources sector, we may pursue that opportunity. There is no time or date certain or monetary milestone associated with when we may explore acquisition opportunities outside of the natural resources sector. If we pursue opportunities with a target business outside the natural resources sector, the information presented in this prospectus relating to that sector may be irrelevant, including the discussion of the natural resources sector under the caption "Proposed Business" and the associated risks under the caption "Risks Factors -- Risks Associated with Mineral Resources-Related Operations," as well as the expertise of our officers and some of our directors in the natural resources sector, as presented under the caption "Our Executive Officers and Directors."


      We do not have any specific capital stock exchange, asset acquisition or similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

      We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in effecting a business combination. The issuance of additional shares of our capital stock:

      o     may significantly reduce the equity interest of our stockholders;

      o may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

      o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

      o     may adversely affect prevailing market prices for our common stock.

      Similarly, if we issued debt securities, it could result in:

      o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

      o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

      o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

      o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events


      We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Shen Zhen China Jia Yue Trading Co., Ltd., an affiliate of Mr. Zeng, our president and chief executive officer, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.


Liquidity and Capital Resources


      Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our existing stockholders and funds advanced for certain expenses associated with this offering by Mr. Fuzu Zeng, our president and chief executive officer, which advances will be repaid out of the proceeds of this offering.

      We estimate the net proceeds from this offering and the sale of the private warrants, after deducting offering expenses of approximately $3,300,000 ($3,720,000 if the underwriters' over-allotment is exercised in full), including $800,000 ($920,000, if the underwriters' over-allotment is exercised in full) representing the deferred underwriting compensation payable to the representative, will be approximately $39,200,000, or $44,780,000 if the underwriters' over-allotment option is exercised in full. The deferred underwriting compensation of $800,000 ($920,000 if the underwriters' over-allotment option is exercised in full), or $0.20 per unit, will be deposited in the trust account, together with the net proceeds from this offering and the sale of the private warrants, and will be available for distribution to public stockholders upon our liquidation if we do not complete a business combination. Of the proceeds of the private placement, $100,000 will be available to us as working capital. In addition, we may withdraw from the trust account periodically interest earned (net of taxes) of up to an aggregate of $1,000,000, upon request of our Board, for working capital and to pay expenses associated with potential business combinations; provided that if the over-allotment option is exercised in full, to the extent the funds in trust are less than $10.00 per share, the first $300,000 in interest earned on the amount held in the trust account (net of taxes payable) will be used to cover such shortfall to bring the amount held in trust for the benefit of the public stockholders to an aggregate of $46,000,000 ($10.00 per share). We intend to use substantially all of the net proceeds of this offering and from the sale of the private warrants to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account that are not used for such purpose, as well as any other net proceeds not expended will be used to finance the operations of the target business.


      We believe that, upon completion of this offering and the private placement, the $100,000 available to us from the proceeds of the private placement outside of the trust account, together with the up to an aggregate of $1,000,000 that we may withdraw periodically from the interest earned, net of taxes, on the funds in the trust account, upon request of our Board, for our working capital requirements and to pay the expenses associated with proposed business combinations, will be sufficient to allow us to operate for at least the next 18 months, or 24 months if we enter into a letter of intent, agreement in principle or definitive agreement for a business combination within the 18 months after the consummation of the offering, assuming that a business combination is not completed during that time. Over this time period, we anticipate making the following expenditures:

      o approximately $300,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiation of a business combination;

      o approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services;

      o approximately $70,000 of expenses for the due diligence and investigation of a target business;

      o approximately $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

      o approximately $450,000 for general working capital that will be used for other expenses, including potential deposits, down payments, exclusivity fees, franchise taxes, finder's fees or similar fees or compensation, premiums for director and officer liability and key-man insurance, reserves and costs and expenses associated with our dissolution and liquidation.

      We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we may need to obtain additional financing to complete a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we anticipate that the interest that will accrue on the trust account, even at an interest rate of 4% per annum (approximately $3,120,000 for 24 months if the underwriters' over-allotment option is not exercised) during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Moreover, we will need to obtain additional financing to the extent such financing is required to complete a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.


      We have agreed to grant the representative an option to purchase 280,000 units upon the closing of this offering. If the offering does not close, the purchase option will not be issued. Based on Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, the purchase option will initially be measured at fair value and reported in permanent equity, and subsequent changes in fair value will not be recognized as long as the purchase option continues to be classified as an equity instrument. Accordingly, there will be no net impact on our financial position or results of operations except for recording of the $100 proceeds from the sale thereof. We estimate the fair value of the purchase option at the date of issue will be approximately $1.71 per unit or approximately $478,800 in the aggregate. If we do not consummate a business combination within the prescribed time period and we dissolve, liquidate and wind up, the purchase option will become worthless.


Quantitative and Qualitative Disclosures about Market Risk


      The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 Act, so that we are not deemed to be an investment company under the Investment Company Act of 1940 Act. According to the Federal Reserve Statistical Release dated October 29, 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended October 26, 2007, 3.80%, 3.85% and 3.92%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. We may withdraw an aggregate of up to $1,000,000 in interest earned, net of taxes, from the trust account periodically, upon request of our Board, for our working capital requirements and to pay expenses associated with potential business combinations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.


Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

      As of June 30, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

                                Proposed Business

Introduction


      We are a recently organized Delaware blank check company formed to complete a business combination with one or more operating businesses that has its principal operations in the PRC. Although our efforts in identifying prospective target businesses will not be limited to a particular industry segment, we intend to focus our initial efforts on acquiring an operating business in the natural resources sector, particularly minerals, whose activities include mining, extracting, smelting, processing and/or fabricating. Accordingly, we may focus on any industry segment other than the above-referenced industry segment in our search for target businesses. If an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the natural resources sector, we may pursue that opportunity. There is no time or date certain or monetary milestone associated with when we may explore acquisition opportunities outside of the natural resources sector. If we pursue opportunities with a target business outside the natural resources sector, the information presented in this prospectus relating to that sector may be irrelevant, including the discussion of the natural resources sector under the caption "Proposed Business" and the associated risks under the caption "Risks Factors -- Risks Associated with Mineral Resources-Related Operations," as well as the expertise of our officers and some of our directors in the natural resources sector, as presented under the caption "Our Executive Officers and Directors."


      To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

      Since joining the World Trade Organization, or WTO, in 2001, China's national output has almost doubled and approximately one-third of total global growth since 2000 has been from China.

      o China is the world's third largest trading economy, after Japan and the United States.

      o China has had an average annual growth of approximately 9.5% over the past 25 years, with 10.7% growth in 2006 according to the World Bank.

Proposed Industry Focus


      Initially, we intend to focus on companies in the natural resources sector, particularly minerals, whose activities include mining, extracting, smelting, processing and/or fabricating.


      In 2004, the Chinese Government approved efforts to accelerate the development of the mining industry by supporting consolidation, scaling of operations, increased exploration and integration. In order to meet the demand for mineral resources, China is expanding and developing surveying and extraction techniques to boost domestic production and is opening the industry for Sino Foreign joint venture projects. The mineral sector had not been open to foreign investors until the PRC became a member of the WTO. Foreign investment has dramatically changed the landscape of the PRC mineral industry. The Central Government has established the following principles for mineral resources in
China:

      o     An increase in prospecting and exploitation.

      o     International co-operation and foreign investment.

      o Promotion of ecologically sound mining methods and strict enforcement of green policy.

      o An open and competitive market with an emphasis on sustainable development

      o     Improving technology and the quality and training of the workforce.

      According to the Foreign Investment Administration at the PRC Government's Ministry of Commerce, although there are only about 80,000 state-owned enterprises and approximately 200,000 collectively owned mines, the state-owned sector accounts for approximately 60% of total mineral production. China's mining industry is the third largest in the world, with total mineral production in 2005 of approximately 7 billion tons, or approximately $190 billion, with the highest coal, steel, copper, aluminum and cement production in the world.

      Of the more than 200,000 mineral deposits found in China, only 20,000 have been explored and assessed. China is the world's largest consumer of copper and iron ore, and the second largest consumer of aluminum and nickel.

      According to the KPMG China mining report entitled "Going for Gold - China as a Global Mining Player," published in November 2006:

      o Mining directly employs nearly five million people domestically. These companies are small and do not have advanced technology or large amounts of capital. There are many opportunities for safety and productivity improvements within these companies. The Government wants smaller mines to be consolidated to realize economies of scale.

      o Global coal consumption grew by 5% in 2005; China accounted for 80% of this growth.

      o 70% of China's electricity is generated from coal and this is not expected to fall significantly in coming decades.

      o Foreign companies have generally exported resources to China. Anglo-Australian Rio Tinto and BHP Billiton sell 47% and 53%, respectively, of their entire iron ore output to China. Companies outside of China are being bought for their potential output within China.

      The Chinese Government has established the following goals with regards to minerals and metals as to as part of its 11th five-year plan (2006-2010) :

      o     Stabilize the global minerals market;
      o Establish a new order for international mining economics by enhancing negotiation and dialogue, taking actions to prevent price monopolies and promoting fair trade;
      o     Promote sustainable development of mineral resources; and
      o Strengthen international cooperation by developing minerals trading, increasing mutual investment and facilitate transportation of mineral products.

Business Strategy

      We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

      o Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results.

      o Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

      o Strong Competitive Industry Position. We will seek to acquire businesses that operate within the natural resources sector that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within the natural resources sector, we will focus on companies that have a leading market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

      o Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our founding shareholders will complement, not replace the target's management team. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

      o Audited Books and Accounts by a Fully Qualified Audited Firm. We will seek to acquire businesses that have audited books and accounts by a fully qualified auditing firm duly registered in the PRC.

Government Regulation

Regulations on Mergers and Acquisitions of PRC Companies by Foreign Investors

      On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce and the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rule, which became effective on September 8, 2006. The New M&A Rule established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For instance, the New M&A Rule requires MOFCOM's approval for any acquisition by a foreign investor of a PRC domestic enterprise using any of its securities as part of the consideration. Accordingly, if we undertake a business combination with a PRC domestic enterprise using any of our securities as consideration, we will need to obtain MOFCOM's approval for the business combination. In addition, approvals of other PRC regulatory agencies also may be required under the New M&A Rule depending on how we ultimately structure our business combination.

Regulation of Foreign Currency Exchange and Dividend Distribution

      Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the PRC State Administration of Foreign Exchange, or SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant PRC government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

      Pursuant to the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, issued by SAFE on October 21, 2005, which became effective as of November 1, 2005, PRC residents are required to register with SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.


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

      According to Notice 75:

      o prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

      o an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

      o an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long-term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

      Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

      As a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, those PRC residents will be subject to the registration procedures described in the regulations. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

      As a result of the lack of implementing rules and other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary registration procedures required by the SAFE regulations. Following a business combination, we will require all our stockholders who are PRC residents to comply with any SAFE registration requirements, although we have no control over our stockholders or the outcome of those registration procedures. These uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

      Dividend distribution

      The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

      o     The Sino-foreign Equity Joint Venture Law (1979), as amended;

      o The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

      o     The Foreign Investment Enterprise Law (1986), as amended;

      o     The Sino-foreign Cooperative Enterprise Law (1988), as amended;

      o The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended; and

      o The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned


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

enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Government regulations relating to foreign exchange controls

      The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China's primary currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless prior approval is obtained from the State Administration for Foreign Exchange of China, or "SAFE." Foreign investment enterprises, or "FIEs", are required to apply to the SAFE for "Foreign Exchange Registration Certificates for FIEs." Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a "basic account" and "capital account." Currency translation within the scope of the "basic account," such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the "capital account," including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. On October 21, 2005, the SAFE issued Circular No. 75 on "Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles." Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments is permitted as long as there is compliance with applicable foreign exchange rules.

Government regulations relating to taxation

      According to the PRC Income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax ("EIT") rate of FIEs is 33%, reduced or exempted in some cases under any applicable laws or regulations. Income such as dividends and profits derived from the PRC by a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from an FIE is currently exempted from the 20% withholding tax. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our stockholders following a business combination to pay corporate withholding taxes.

      The domestic corporate income tax has been 33%, compared to the 15% rate for overseas companies. However, as part of the recent government policy to improve the level and quality of foreign investment, China adopted a new law, which will become effective on January 1, 2008, that will unify the income tax rate for domestic and foreign enterprises at 25%. All companies regardless of type, ownership or location will be subject to the same tax rate, although some preferential rates will still apply to encourage the development of certain sectors, such as hi-tech enterprises, agriculture and fishery. Businesses who received preferential rates under the old system will have five years to integrate into the new system. After January 1, 2008, the existing tax holidays will not be available to new entities established by foreign investors in China. Tax breaks will still be available for investments in the west and north-east of the country and in high-technology industries.

Recent Developments in Foreign Investment Procedures

      Foreign investment into domestic Chinese companies has always been complex and is often complicated by high levels of bureaucracy. If a foreign company wants to invest domestically in China, or if a Chinese company/assets wish to list internationally, MOFCOM (Ministry of Commerce) approval is required which can be both difficult and time consuming to obtain.

      Recent reforms to the mergers and acquisitions outline a relatively new approach for foreign investment into China, comprising several approaches that are relatively unproven. This includes the FICLS (Foreign Investment Company of


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Limited Shares) approach, the FIVCE (Foreign Investment Venture Capital
Enterprise) regulations and rules governing Joint Ventures and WFOEs (Wholly Foreign Owned Entities). These restrictions and regulations may be subject to unforeseen changes or amendments which may affect our ownership of businesses we acquire in China.

      A new approach, given the August 2006 M & A reforms have relaxed the laws, has been for foreign entities to invest directly into the domestic Chinese market in situations that are effectively joint ventures governed by Chinese law. The reason that these ventures are attractive is because of the ability to implement fast closures, as approval is only necessary from the much easier to obtain provincial, rather than national, level of government. These entities will then restructure to become a WFOE (Wholly Foreign Owned Entity) in the form of an offshore company, with offshore investment used to purchase the original domestic share of the joint venture.

      In recent years, stock exchanges in China (Shanghai and Shenzhen) have experienced significant volatility, but generally have performed relatively well. Shanghai was up 121% during 2006. According to PriceWaterhouseCoopers, China's equity markets are expected to overtake Hong Kong's in 2007 as the top location for mainland businesses to raise money through IPOs.

      The global stock sell-off in late February 2007, in particular the nearly 9% drop in the Shanghai market on February 27,, 2007, was relatively small compared to the large increases in recent months. This drop was fuelled by speculation that China's government would try to clamp down on illegal share trading and might impose a capital gains tax on stock market earnings. The effect of this drop and impacts on other markets amply demonstrates how interlinked China now is to the rest of the world economy.

      China is moving in the direction of increasing convertibility for RMB capital account transactions, which suggests that the future for foreign investment lies in the Chinese domestic market in an eventually much less bureaucratic environment:

      o     China has established the Qualified Foreign Institutional Investor
            (QFII) regime for foreign institutional participation in the A Share market.

      o The Qualified Domestic Institutional Investor (QDII) scheme for domestic institutions to make portfolio investments abroad has been implemented.

      o Chinese individuals may now convert $20,000 of RMB per year into foreign currency.

      o     RMB is likely to be fully convertible in a few years.

China Mineral Resources Law

      In the natural resources sector, the PRC has enacted a series of laws and regulations over the past 20 years. The "China Mineral Resources Law" declares state ownership of all mineral resources in the PRC. However, mineral exploration rights can be purchased, sold and transferred by the PRC to foreign owned companies. Under the "Mineral Resources Law", all mineral resources of the PRC are owned by the Central Government. Mining rights are granted by the Central Government permitting recipients to conduct mining activities in a specific mining area during the license period. These rights entitle the licensee to undertake mining activities and infrastructure and ancillary work, in compliance with applicable laws and regulations, within the specific area covered by the license during the license period. The licensee is required to submit a mining proposal and feasibility studies to the relevant authority and to pay the Central Government a natural resources fee in an amount equal to a percent of annual sales.

      The Ministry of Land and Resources (MLR) is the principal regulator of mineral rights in China. The Ministry has authority to grant licenses for land-use and exploration rights, issue permits for mining rights and leases, oversee the fees charged for them and their transfer, and review reserve evaluations.

      The Central Government has issued detailed rules and regulations under the China Mineral Resources Law, including the "regulation on mineral resource survey and registration" and the "regulation on mineral resource exploration." The Chinese Government also publishes the "Guidance on Foreign Direct


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

Investment" and the "Guiding Catalogue of Foreign Investment Projects", which classify into four categories the industries and specific types of minerals in the PRC and their availability to foreign direct investments, which categories are either: "encouraged," "permitted," "restricted" or "prohibited." For example, minerals with radiation, such as uranium, are prohibited from survey exploration by any non-state entity, including foreign owned companies. Minerals such as gold, silver and tungsten, are "restricted" from foreign ownership, while foreign investments in minerals such as ore, copper, tin, lead and aluminum are "encouraged." Subject to the type of mineral resources to be explored, foreign companies exploring mineral resources may be required to take a specific corporate form in order to comply with PRC laws and regulations (such as a joint venture or cooperative joint venture with a PRC national or to be majority owned by a PRC national). In recent years, the PRC government has encouraged foreign direct investment into the west inland of China (where most of the unexplored mineral resources are located) and has permitted foreign investors to own all or a majority of the companies exploring mineral resources that would otherwise be in the "restricted" category.

      To implement government policy in natural resource-related industries, the PRC issued several types of permits and certificates to related businesses such as: "Permit for mineral survey," "Permit for mineral exploration" and "Permit for land use." Holders of the permits are required to pay a one-time fee for such permit. The fees are determined in one of several ways - by a professional evaluator licensed with the government, through public auction or through bidding. The right that the permits represent may be exploited or they may be purchased, sold or otherwise transferred. The permits normally specify the location, area, type of mineral, scale of production and time period. Other than normal business licenses, the smelting and processing businesses usually do not require any special permits discussed above. Imports and exports of various mineral resources require quota licenses, which are issued by the PRC's Ministry of Business. The list of mineral resources subject to such quota licenses is published annually. It is anticipated that foreign ownership in the PRC mineral resources industry will be further accessible with the development of the PRC's economy and the integration of the PRC into the world economy.

      On October 14, 2003 a notice was published by the Ministry of Finance and State Administration of Taxation on the export tax reimbursement rate. According to the notice, commencing in 2004, tax reimbursement rates for most non-ferrous metal products were reduced by 5 to 13%. Export tax rebates for copper, aluminum, lead, zinc and tungsten were annulled. The Chinese government has published a white paper on China's Mineral Resources Policy. The main points are that:

      o China will increase the pace of reform to open up the mining industry further;
      o China will continue to increase mining production and promote international commodities, and
      o The Central Government will continue to improve investment in the mining sector through the reform of the administrative examination and approval system.

The Central Government also plans to revive the mineral resources law to promote mineral exploration and in the interest of transparency provide a clear and fair system of granting mineral titles. Any company set up in China may register at the Ministry of Land and Resources for a prospecting license, subject to the conditions set out for geological prospecting. When granted, the license will be enforceable throughout China.

      In the event we complete a business combination with a target business in another industry subject to a regulatory framework in the PRC, we will be subject to PRC laws and regulations, compliance with which may be time-consuming, costly, and subject us to various risks and restrictions on how we operate our business. Even if a target business is not in an industry currently subject to regulations in the PRC, such target business and industry could be impacted by new legislation in the PRC. We cannot predict the timing or the effect of future developments in the regulatory framework of any industry in the PRC at this time. If new laws or regulations forbid foreign investment in any of these industries, they could severely impair our ability to complete a business combination with a target business in those sectors.


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Effecting a Business Combination

General


      We are not engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of a company which does not need substantial additional capital but which desires to establish a public trading market for shares in a company that owns or controls the operation of its business, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth which owns natural resources with substantial value, based upon independent engineering valuation reports, but has been unable to extract and realize the value of those natural resources. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.


We have not identified a target business

      To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential capital stock exchange, asset acquisition or similar business combination, or control transaction, with us nor have we, nor any of our agents of affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

      Subject to the limitation that a target business has principal operations in the PRC and a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions being held in the trust account) at the time of the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

      We anticipate that target business candidates will be brought to our attention from various sources, including our management team, investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, consulting firms and other members of the financial community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Any finder or broker would only be paid a fee upon the completion of a business combination. The fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm's-length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in


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

which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may
be) may be paid from the offering proceeds not held in trust. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors, special advisors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the completion of a business combination. In addition, none of our officers, directors, special advisors or existing stockholders will receive any finder's fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

      Subject to the requirement that our initial business combination must be with a target business or businesses with principal operations in the PRC and having a collective fair market value that is at least 80% of our net assets (excluding deferred underwriting discounts and commissions being held in the trust account) at the time of a business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. While we have determined broad criteria for a target business for a possible business combination, in particular that it has its principal operations in the PRC, we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. We expect that our management will diligently review all of the proposals we receive with respect to a prospective target business. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

      o     financial condition and results of operations;

      o     earnings and growth potential;

      o experience and skill of management and availability of additional personnel;

      o     capital requirements;

      o     competitive position;

      o     barriers to entry into the industry;

      o     breadth of products offered;

      o     degree of current or potential market acceptance of the products;

      o     regulatory environment; and

      o     costs associated with effecting the business combination.

      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

      The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the


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identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder's or consulting fees to our existing stockholders or any of their respective affiliates for services rendered to or in connection with a business combination.


      Our initial business combination must be a transaction with one or more operating businesses whose fair market value, individually or collectively, is at least 80% of our net assets (less the deferred underwriting compensation plus interest thereon payable to the representative) at the time of the business combination, which condition we sometimes refer to in this prospectus as the "80% test." Our initial business combination may involve simultaneous business combinations with more than one target business. Although we intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company, meaning not less than 50% of the equity interests, we may structure our initial business combination as a joint venture, or as a reverse merger, share exchange or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. If we structure the transaction as a joint venture, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers. See "Risk Factors -- Risk Associated with an Investment in a Business Combination Company -- We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer's financial condition and disputes between us and our co-venturers."


Fair market value of target business


      The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions being held in the trust account) at the time of a business combination. In order to complete that business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party.

      The fair market value of our initial target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value, as well as the prices for which comparable businesses have been sold recently. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA, with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value meets the 80% test, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We have agreed that we will not consummate a business combination with an entity which is affiliated with any of our existing stockholders, which includes our officers and directors.


Possible lack of business diversification

      While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps two, business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, regulatory approvals, proxy statement disclosure and


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other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Additionally, if our business combination involves the simultaneous acquisitions of several entities at the same time, we would need to convince the sellers of such entities to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business.

      Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

      o result in our dependency upon the performance of a single operating business;

      o result in our dependency upon the development or market acceptance of a single or limited number of products or services; and

      o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Limited ability to evaluate the target business' management

      Although we expect certain members of our management team to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the completion of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our officers, directors and special advisors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that potential additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination


      Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which will include a description of the operations of the target business and audited historical financial statements of the target business.


      In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote their founding shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have also agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 35% of the shares sold in this offering vote against the business combination and exercise their conversion rights.


      Our threshold for conversion rights has been established at one share less than 35% of the shares sold in this offering, as compared with the conventional 20% for blank check companies, in order for our offering to be competitive with the recent trend of blank check companies. This structural change is consistent with many other current filings with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 35% threshold entails certain risks described under the headings, "Risk Factors -- Risk Associated with an Investment in a Business Combination Company -- Unlike most other blank check offerings, we allow up to 1,399,999 shares, representing one share less than 35% of the shares sold to our public stockholders, to exercise their conversion rights and this higher threshold could make it easier for us to consummate a business combination which may not be the most desirable for us or optimize our capital structure."


Conversion rights


      At the time we seek stockholder approval of any business combination, we will offer our public stockholders the right to convert their shares of common stock to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be $10.00, which includes $0.20 attributable to deferred underwriting compensation. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose.


      We will not complete any business combination if public stockholders owning 35% or more of the shares sold in this offering exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which if not more than 1,399,999 shares, representing one less share than 35% of the public stockholders, exercise their conversion rights, the business combination may proceed. We have increased the conversion percentage from 20% to one share less than 35% of the total shares sold in this offering to reduce the likelihood that a small group of investors holding a large block of our stock will be able to stop us from completing a business combination that is otherwise approved by public stockholders owning a large majority of our outstanding shares. As this is unfair and detrimental to the vast majority of our public stockholders, we determined the higher conversion threshold was appropriate.


      An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Public stockholders would be entitled to receive a cash payment of $10.00 per share only if the initial business combination they voted against was duly approved and subsequently completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in "street name," to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at the holder's option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in "street name," in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise this conversion right to tender their shares prior to the meeting and the proposed business combination is not consummated (and therefore we would not be obligated to pay them $10.00 per share in exchange for the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process if the tendering broker passes the cost on to the holder.

      Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert will be distributed promptly after completion of a business combination. Public stockholders who convert their shares of common stock will still have the right to exercise any warrants that they received as part of the units which they then own.

      If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus if a letter of intent, agreement in principle or definitive agreement is signed within 18 months from the date of this prospectus. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder.

      Investors who purchase common stock in the aftermarket at a price in excess of $10.00 per share may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

      Our existing stockholders will not have any conversion rights attributable to their shares.


Dissolution and liquidation if no business combination


      We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period). The plan of dissolution will provide that we will liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover claims and obligations of our company and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval.

      Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover claims and obligations of our company and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to the founding shares and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $10.00 per share, without taking into account interest earned on the trust account (net of taxes payable on such interest) and not withdrawn by us for working capital, as described elsewhere in this prospectus. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we anticipate that the interest that will accrue on the trust account, even at an interest rate of 4% per annum (approximately $3,120,000 for 24 months if the underwriters' over-allotment option is not exercised) during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. We expect that all costs associated with implementing a plan of dissolution and liquidation, as well as payments to any creditors, will be funded from the $100,000 made available to us from the net proceeds not held in the trust, plus the interest (net of taxes) on the funds deposited in the trust account and the interest on amounts held in the trust account (net of taxes) released to us as described elsewhere in this prospectus, although we cannot assure you that those funds will be sufficient for those purposes.


      If we do not have sufficient funds for those purposes, the amount distributed to our public stockholders would be less than $10.00 per share, without taking into account interest earned in the trust account (net of taxes payable thereon). Mr. Zeng, our president and chief executive officer, has agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us.

      To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors, prior to completion of a business combination, we will seek to have all vendors, service providers, providers of financing or target businesses and other entities, which we refer to as potential contracted parties or a potential contracted party, execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. If a potential contracted party refuses to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

      There is no guarantee that vendors, service providers, providers of financing or prospective target businesses, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Mr. Zeng, our president and chief executive officer, has agreed, pursuant to a written agreement with us and the representative, that he will be personally liable to ensure that the proceeds in the trust account are not reduced by vendors, service providers, providers of financing or prospective target businesses that are owed money by us for services rendered or contracted for or products sold to us.

      The indemnification provisions are set forth in the form of insider letter to be executed by Mr. Zeng. The insider letter provides that Mr. Zeng will indemnify and hold us harmless against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which we may become subject as a result of any claim by any vendors, service providers, providers of financing, target business or prospective target businesses that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the trust account. The insider letter provides that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, prospective target business or other entity, the indemnification will not be available with respect to the waived right, title, interest or claim. The form of insider letter to be executed by Mr. Zeng is an exhibit to the registration statement of which this prospectus forms a part.

      We cannot assure you that Mr. Zeng will be able to satisfy those obligations nor can we assure you that the per-share distribution from the trust account will not be less than $10.00, plus available interest, due to such claims. In the event that the proceeds in the trust account are reduced and Mr. Zeng asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against Mr. Zeng to enforce his indemnification obligations. If Mr. Zeng, a resident of Singapore, does not fully satisfy his indemnity obligation to us, and the funds available to us from the trust fund are not sufficient to cover the claims of creditors and the costs and expenses relating to our dissolution, the amount we will be able to distribute to stockholders may be less than $10.00 per share. Furthermore, our recourse against Mr. Zeng for his failure to fully satisfy his indemnity obligation may be limited since he resides outside of the United States and is not subject to the jurisdiction of the courts in the United States, and even if we were able to obtain jurisdiction over him and a judgment against him, we have been advised that there is substantial doubt as to whether the courts in Singapore will enforce that judgment. Accordingly, we cannot assure you that the actual per-share liquidation value receivable by our public stockholders will not be less than $10.00 due to claims of creditors.


      Furthermore, creditors or other parties may seek to interfere with the distribution of the trust account pursuant to federal or state creditor, bankruptcy and similar laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. It is possible that other actions by creditors or others could also render the trust account subject to claims of third parties. To the extent bankruptcy proceedings or other actions deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

      As required under Delaware law, we will seek stockholder approval for any voluntary plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

      o our board will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board's recommendation of such plan;

      o upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the SEC; if the SEC does not review the preliminary proxy statement, then, approximately 10 days following the filing date, we will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to our stockholders, and approximately 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

      o if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

      In addition, if we seek approval from our stockholders to complete a business combination within 90 days of the expiration of 24 months after the completion of this offering (assuming that the period in which we need to complete a business combination has been extended, as provided in our certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board's recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination.

      We will dissolve and liquidate, and distribute our trust account and remaining net assets to our public stockholders, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account and remaining net assets to our public stockholders as soon as reasonably possible as part of our plan of dissolution and liquidation and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.


      In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Following the expiration of such time periods, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account, and the funds will not be available for any other corporate purpose. Our existing stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and liquidation. Please see the section entitled "Risk Factors--Risk Associated with an Investment in a Business Combination Company--Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders."


      Generally, under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain optional procedures set forth in Section 280 of the Delaware General Corporation Law intended to enhance the likelihood dissolving companies have made reasonable provision for all claims and obligations against them, including, inter alia, a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to claims against us would generally be limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder as part of the dissolution, and any liability of the stockholder for such claims and obligations would generally be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims against us to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of
(i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly reduced and the likelihood that any claim that would result in any liability extending to the trust is remote.

Competition


      In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Based upon publicly available information, as of October 18, 2007, since August 2003, approximately 123 similarly structured blank check companies with more than $5.8 billion in trust have completed initial public offerings in the United States seeking to carry out a business plan similar to our business plan. Of these, eight companies with over $499 million in trust are seeking to effectuate a business combination with a company in the PRC. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the business combination with a target business. Further, the following may not be viewed favorably by certain target businesses:


      o our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;
      o our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination;
      o our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
      o the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to complete the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

      We do not own any real estate or other physical property. Our offices are located at Shen Zhen China Jia Yue Trading Co., Ltd., Room 921, Block A, Golden Central Tower, Jintian Road, Futian District, Shenzhen, P.R. China, and our telephone number is 86- 755-23993668. We have agreed to pay Shen Zhen China Jia Yue Trading Co., Ltd., an affiliate of our sponsor, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Futian District, Shenzhen, PRC, the fee charged by Shen Zhen China Jia Yue Trading Co., Ltd. is at least as favorable as we could have obtained from an unaffiliated third party. This agreement commences on the date of this prospectus and will continue until the earlier of the completion of our initial business combination or our dissolution.

Officers

      We have three officers, all of whom are members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote prior to the completion time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the completion of a business combination.

Periodic Reporting and Financial Information

      We have registered our units, common stock and warrants under the Exchange Act, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants.

      We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Our management will provide stockholders with such financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

      We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

      To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering (and assuming the underwriters' over-allotment option is not exercised). None of the terms of a Rule 419 offering will apply to this offering.

                                             Terms of Our Offering           Terms Under a Rule 419 Offering
                                       ----------------------------------    ---------------------------------
Escrow of offering proceeds            $40,000,000    comprised   of   a     $33,480,000   of  the   offering
                                       portion of the  proceeds  of this     proceeds  would be  required  to
                                       offering    and    the    private     be  deposited   into  either  an
                                       placement    and    $800,000   in     escrow  account  with an insured
                                       deferred  underwriting  discounts     depositary  institution  or in a
                                       and    commissions     will    be     separate       bank      account
                                       deposited  into a  trust  account     established  by a  broker-dealer
                                       at Merrill Lynch, Pierce,  Fenner     in which the broker-dealer  acts
                                       & Smith Incorporated,  maintained     as trustee  for  persons  having
                                       by  American   Stock  Transfer  &     the beneficial  interests in the
                                       Trust Company.                        account.

Investment of net proceeds             The  $40,000,000  held  in  trust     Proceeds  could be invested only
                                       will  only  be  invested  in U.S.     in specified  securities such as
                                       "government  securities," defined     a  money   market  fund  meeting
                                       as any  Treasury  Bill  issued by     conditions  of  the   Investment
                                       the   United   States   having  a     Company   Act  of   1940  or  in
                                       maturity  of 180  days or less or     securities   that   are   direct
                                       money   market   funds    meeting     obligations  of, or  obligations
                                       certain criteria.                     guaranteed  as to  principal  or
                                                                             interest by, the United States.

Limitation on  fair value or  net      The initial target  business that     We  would  be  restricted   from
assets of target business              we  acquire   must  have  a  fair     acquiring   a  target   business
                                       market  value  equal  to at least     unless  the fair value of such a
                                       80% of our net assets  (excluding     business  or  net  assets  to be
                                       deferred             underwriting     acquired  represent at least 80%
                                       compensation  of $800,000) at the     of    the    maximum    offering
                                       time     of     such     business     proceeds.
                                       combination.

Trading of securities issued           The units will  begin  trading on     No  trading  of the units or the
                                       or  promptly  after  the  date of     underlying   common   stock  and
                                       this  prospectus.  The units will     warrants   would  be   permitted
                                       continue  to  trade  and  each of     until   the   completion   of  a
                                       the  common  stock  and  warrants     business   combination.   During
                                       may  trade  separately  beginning     this  period,   the   securities
                                       on   the   10th    business   day     would be held in the  escrow  or
                                       following  the  earlier  to occur     trust account.
                                       of:  (i)  the  expiration  of the
                                       underwriters'      over-allotment
                                       option  or (ii) its  exercise  in
                                       full.
                                       In  no   event   will   separate
                                       trading of the  common  stock and
                                       warrants   occur  until  we  have
                                       filed a  Current  Report  on Form
                                       8-K  with  the   Securities   and
                                       Exchange  Commission   containing
                                       an    audited    balance    sheet
                                       reflecting  our  receipt  of  the
                                       gross  proceeds of this  offering

                                       and   issuing  a  press   release
                                       announcing   when  such  separate
                                       trading will begin.  We will file
                                       a  Current  Report  on Form  8-K,
                                       including   an  audited   balance
                                       sheet,  upon  the  completion  of
                                       this    offering,     which    is
                                       anticipated  to take place  three
                                       business days  following the date
                                       of this  prospectus.  The audited
                                       balance    sheet   will   include
                                       proceeds  we  receive   from  the
                                       exercise  of  the  over-allotment
                                       option,  if  the   over-allotment
                                       option is exercised  prior to the
                                       filing of the  Current  Report on
                                       Form 8-K.  If the  over-allotment
                                       option  is  exercised   following
                                       the  initial  filing of this Form
                                       8-K,  we will  file an  amendment
                                       to   that   Form   8-K,   or   an
                                       additional  Form  8-K,  reporting
                                       information   relating   to   the
                                       exercise  of  the  over-allotment
                                       option.   For  more  information,
                                       see    the    section    entitled
                                       "Description                   of
                                       Securities--Units."

Exercise of the warrants               The  warrants  cannot  be  exercised  The  warrants  could be exercised until  the  later of the  completion  prior  to  the  completion  of  a
                                       of a  business  combination  or  one  business     combination,     but
                                       year  following  the  date  of  this  securities   received   and  cash
                                       prospectus  and,  accordingly,  will  paid  in   connection   with  the
                                       only be exercisable  after the trust  exercise  would be  deposited  in
                                       account  has  been   terminated  and  the escrow or trust account.
                                       distributed.

Election to remain an investor         We will  give our  stockholders  the  A      prospectus      containing
                                       opportunity  to vote on the business  information  required  by the SEC
                                       combination.   In  connection   with  would  be  filed  as  part  of  a
                                       seeking  stockholder   approval,  we  post-effective  amendment  to the
                                       will send each  stockholder  a proxy  original  registration  statement
                                       statement   containing   information  filed  in  connection   with  the
                                       required  by the SEC. A  stockholder  offering  and  would  be  sent to
                                       following the  procedures  described  each   investor.   Each  investor
                                       in  this  prospectus  is  given  the  would  be given  the  opportunity
                                       right to  convert  his or her shares  to   notify   the   company,   in
                                       for his or her  pro  rata  share  of  writing,  within a  period  of no
                                       the  trust   account.   However,   a  less  than 20  business  days and
                                       stockholder   who  does  not  follow  no  more  than 45  business  days
                                       these  procedures  or a  stockholder  from  the  effective  date of the
                                       who does not take any  action  would  post-effective    amendment,   to
                                       not be  entitled  to the  return  of  decide  whether  he or she elects any  funds.  If a  majority  of  the  to  remain a  stockholder  of the shares of common  stock voted by the  company or require  the return of public  stockholders  are not  voted  his  or  her  investment.  If the

                                       in  favor  of  a  proposed   initial  company  has  not   received  the
                                       business  combination  but 18 months  notification  by  the  end of the
                                       has  not  yet   passed   since   the  45th  business  day,   funds  and
                                       completion of this offering,  we may  interest  or  dividends,  if any,
                                       seek other  target  businesses  with  held  in  the   trust  or  escrow
                                       which   to   effect   our    initial  account  would  automatically  be
                                       business  combination  that meet the  returned   to  the   stockholder.
                                       criteria  (or 24  months if a letter  Unless  a  sufficient  number  of
                                       of intent,  agreement  in  principle  investors    elect   to    remain
                                       or  definitive  agreement  has  been  investors,  all of the  deposited
                                       executed    within   such   18-month  funds in the escrow  account must
                                       period    but   as   to    which   a  be returned to all  investors and
                                       combination  is not yet complete) we  none  of the  securities  will be
                                       have   not   obtained    stockholder  issued.
                                       approval  for an  alternate  initial
                                       business  combination,  we will take
                                       steps to  liquidate  and dissolve to
                                       effect  the   distribution   of  the
                                       proceeds   of  the  trust   account,
                                       including accrued  interest,  net of
                                       income  taxes on such  interest,  to
                                       the     extent     available     for
                                       distribution,  as  described in this
                                       prospectus.

Business combination deadline          A  business  combination  must occur  If an  acquisition  has not  been
                                       within   18    months    after   the  completed  within 18 months after
                                       completion   of  this   offering  or  the   effective   date   of   the
                                       within   24    months    after   the  initial  registration  statement,
                                       completion  of  this  offering  if a  funds   held  in  the   trust  or
                                       letter  of   intent  or   definitive  escrow  account would be returned
                                       agreement  relating to a prospective  to investors.
                                       business   combination  was  entered
                                       into   prior   to  the  end  of  the
                                       18-month period.

Release of funds                       Except for $7,500 per month  payable  The  proceeds  held in the escrow to an  affiliate  of our sponsor for  account  would  not  be  released
                                       rent  and  related  office  overhead  until   the    earlier   of   the
                                       and   up   to   an    aggregate   of  completion    of    a    business
                                       $1,000,000   that  we  may  withdraw  combination  or  the  failure  to
                                       from interest earned,  net of taxes,  effect  a  business   combination
                                       on  funds  in  the   trust   account  within the allotted time.
                                       periodically,  upon  request  of our
                                       Board,  to fund our working  capital
                                       requirements,   including   expenses
                                       associated  with potential  business
                                       combinations,  amounts  held  in the
                                       trust  account  will not be released
                                       until the earlier of the  completion
                                       of a  business  combination  or  our
                                       liquidation   upon  our  failure  to
                                       effect   a   business    combination
                                       within the allotted  time.  While we
                                       intend,   in   the   event   of  our
                                       dissolution  and   liquidation,   to
                                       distribute   funds  from  our  trust
                                       account to our  public  stockholders

                                       as promptly as possible  pursuant to
                                       our  stockholder  approved  plan  of
                                       dissolution  and  liquidation,   the
                                       actual  time  at  which  our  public
                                       stockholders   receive  their  funds
                                       will  be   longer   than   the  five
                                       business   days  under  a  Rule  419
                                       offering.

Interest earned on the trust           Interest   earned   on   the   trust  Interest  earned on proceeds held
account                                account  will be  held in the  trust  in the  trust  account  would  be fund for the  benefit  of our public  held  in the  trust  account  for
                                       stockholders,  except to the  extent  the   sole    benefit    of   the
                                       we may withdraw up to  $1,000,000 in  stockholders  and  would  not  be
                                       the   aggregate    periodically   of  released  until  the  earlier  of
                                       interest earned,  net of taxes, upon  the   completion  of  a  business
                                       request  of our Board,  for  working  combination  or  the  failure  to
                                       capital   and   to   pay    expenses  effect  a  business   combination
                                       associated  with potential  business  within the allotted  time. In the combinations.  While we  intend,  in  event a business  combination was the  event  of our  dissolution  and  not  completed  within 18 months,
                                       liquidation,   to  distribute  funds  proceeds   held   in  the   trust
                                       from  our  trust   account   to  our  account would be returned  within
                                       public  stockholders  as promptly as  five business days of such date.
                                       possible     pursuant     to     our
                                       stockholder    approved    plan   of
                                       dissolution  and  liquidation,   the
                                       actual  time  at  which  our  public
                                       stockholders   receive  their  funds
                                       will  be   longer   than   the  five
                                       business   days  under  a  Rule  419
                                       offering.

                      Our Executive Officers and Directors

      Our executive officers and directors are:

Name                             Age                             Position
----------------------           ---     ------------------------------------------------------------

Fuzu Zeng                        40      Chief Executive Officer, President and Chairman of the Board
Gerald Nugawela                  53      Chief Financial Officer, Treasurer and Director
Brian Baiping Shen               44      Director
Frederick E. Smithline           76      Director
Guiying Guo                      39      Secretary and Director



      Fuzu Zeng has been our Chairman of the Board of Directors, Chief Executive Officer and President since our incorporation on June 8, 2007. Mr. Zeng has over 18 years experience in the base metal industry, including cross border financing, logistic support, structured trade finance and marketing development. Mr. Zeng was the founder, and since 2004 has been Co-Chairman and a Director of Unionmet (Singapore) Limited, a leading producer of indium in the PRC. Unionmet is headquartered in Singapore and maintains production and research and development divisions in Liuzhou, Guangxi, PRC. Unionmet is listed on the Singapore Stock Exchange. Mr. Zeng also was the co-founder and from 1995 to 2006 was a Managing Director of Raffemet Pte Ltd. (formerly known as Nonfemet Commodity Pte Ltd.). The company was acquired in a management buy-out sponsored by him in December 1997. Raffemet Pte Ltd. is a leading base metal integrated structured trade and finance service provider in the China-Asian region and is based in Singapore. In addition, Mr. Zeng is a director of China Global Investment Fund Limited, a privately-owned closed-end British investment fund, managed by Green Atlantic Partners China. This fund, which is in the organizational stage, was formed to invest in growth stage China-based businesses using international financing, particularly in companies engaged in the natural resources sector. Mr. Zeng graduated with a Bachelor Degree in Mining Engineering from the Central-South University, PRC. He is a regular contributor to the International Enterprise Singapore advisory panel.

      Gerald Nugawela has been our Chief Financial Officer and Treasurer since our incorporation on June 8, 2007 and a member of our Board of Directors since August 20, 2007. Mr. Nugawela has over 20 years of experience working with extractive enterprises. Prior to joining us, since 2005, Mr. Nugawala was employed by Ivanhoe Mines as Commercial Manager of Myanmar Ivanhoe Copper Co. Ltd. At Ivanhoe, Mr. Nugawela was responsible for managing treasury operations, accounting, supply and contracts administration, output agreements, business analysis and planning. Mr. Nugawela was instrumental in arranging the sale of the company to Chinese Aluminum Company. He prepared the valuation model and met with prospective purchasers in their due diligence investigation of the company. From 2002 to 2004, he was a lecturer in accounting and management information systems at Edith Cowan University in Perth, Western Australia. From 1992 to 2001, he served as a consultant to several energy and mining companies, including Western Power Corporation (a state-owned electric utility in Australia) and Aurora Gold Ltd. (an Australian mining company operating in Indonesia), where he implemented enterprise resource planning systems in Indonesia. In the second half of 1998, Mr. Nugawela advised MinCom Indonesia, a mining software company, in business processing engineering. From 1980 to 1983, Mr. Nugawela was employed by Coopers & Lybrand, chartered accountants, in Australia, in the audit division.

      Brian Baiping Shen has been a director of our company since our incorporation on June 8, 2007. Mr. Shen has been advising Fortune 500 companies on developing market entry and brand strategies in China since 1996. His understanding of Chinese culture and his experience across various industries provides us with a valuable asset in evaluating potential targets in China. Mr. Shen has been a member of the management committee and the National Planning Director of Leo Burnett (China) Ltd, a subsidiary of the Chicago based global communication group, since 2000. Mr. Shen graduated with a Bachelor Degree in Applied Physics from Hefei Polytechnic University, PRC and a Master Degree in Applied Finance from the Macquarie University, Australia.

      Frederick E. Smithline has been a director of our company since our incorporation on June 8, 2007. Mr. Smithline has been practicing corporate and securities law in New York City for over 40 years, as a partner of and counsel to Epstein, Becker and Green (from 1982 to 2002), as counsel to Fischbein, Badillo, Wagner & Harding (from 2002 to 2004), and since 2004 as counsel to Eaton & Van Winkle LLP. From 1969 to 1973, he was a principal at two Wall Street investment banking firms. Mr. Smithline specializes in advising early stage companies on structure and finance. He has served on public boards, including more than 20 years as a director and then Chairman of DVL, Inc., a publicly traded finance company (1990 to 2003), the Hungarian Broadcast Company, a media Company (1998 to 2000), and since August 2006, as a director of TransTech Services Partners Inc., a blank check company whose initial focus is acquiring U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services, Business Process Outsourcing and/or Knowledge Process Outsourcing, whose operations are particularly suitable for operational and productivity improvements, which would include leveraging delivery centers located in offshore countries, such as India. He was a co-founder of International Isotopes, Inc., a publicly-traded company that is in the business of making radioactive isotopes for diagnostic and therapeutic purposes. Mr. Smithline is a graduate of The Harvard Law School and served for two years in the U.S. Army Counterintelligence Corps in Germany.

      Guiying Guo has been our corporate secretary and a director of our company since our incorporation on June 8, 2007. Ms. Guo is an attorney admitted to practice law in New York and the PRC. She has been practicing corporate and securities law for almost 14 years, initially in Beijing as an in-house counsel to a computer manufacturer, then with Lee & Lee in Singapore. From 1999 to 2003, Ms. Guo was an associate with Cadwalader, Wickersham & Taft in New York City. Since 2003, Ms. Guo has been of counsel to Schiff Hardin LLP. Ms. Guo has advised clients on a wide array of business opportunities, including investment projects in manufacturing and power plants, toll roads and real estate development in China. Ms. Guo represents Chinese companies doing business in the United States, as well as domestic clients investing in the Pacific Rim. She currently represents several large Chinese aluminum smelters and mining companies. She advises clients on their international investment projects, trade disputes and trade finance issues. She also serves as counsel to several Chinese-oriented businesses and cultural associations in New York City and is a lecturer and commentator on commercial law and business practices in China.


No Assurance of Future Services from Executive Officers or Board Members

      Our executive officers and directors are not obligated to remain with us after a business combination. While we believe that one or more target businesses with which we may combine may find our executive officers and directors to be highly experienced and attractive candidates to fill post-combination officer and director positions, we cannot assure you that a combination agreement will call for the retention of our current management team. If the agreement does not, our executive officers and directors may not continue to serve in those capacities after we have completed a business combination.

Number and Terms of Directors

      Our board of directors is comprised of five members, each of whom shall serve as director until his or her successor is duly elected and qualified at the next annual meeting of stockholders.

      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a blank check company, other than Frederick Smithline, one of our directors. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, their familiarity with energy and resource companies and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.


      Our company's management has a strong local presence, significant experience in China's natural resources sector, hands-on experience in business operations in China, cross-border transactional experience, as well as substantial experience in private equity investing, operations, and restructuring of businesses, including the integration of mergers and acquisitions. This combination of resources and experience positions us to capitalize on the significant economic opportunities in China over the next several years, including strategic investments in Chinese business engaged in natural resources activities.

Audit Committee

      Our board of directors intends to establish an audit committee within 90 days following the date of this prospectus, at which time our board intends to adopt an audit committee charter.

Director Independence

      Our board of directors has determined that Frederick E. Smithline is an "independent director" within the meaning of Rule 10A-3 promulgated under the Exchange Act. We intend to locate and appoint additional independent directors to serve on the board of directors and audit committee from time to time to comply with applicable U.S. federal securities laws.

Code of Ethics

      Prior to the date of this prospectus, we will adopt a code of ethics applicable to our principal executive officers in accordance with applicable U.S. federal securities laws.

Executive Compensation

      No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder's and consulting fees, will be paid to any of our officers or directors, or any of their respective affiliates prior to or in connection with a business combination. Moreover, none of our officers or directors, or any of their respective affiliates, will receive any cash compensation for services rendered prior to or in connection with a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. These individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts, to the extent then known, being fully disclosed to stockholders in the proxy solicitation materials furnished to the stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.


      We have agreed to pay Shen Zhen China Jia Yue Trading Co., Ltd., an affiliate of Mr. Zeng, our president and chief executive officer, $7,500 per month for office space and general and administrative services commencing on the date of this prospectus and continuing until the earlier of the completion of our initial business combination or our dissolution. We believe that, based on rents and fees for similar services in the Futian District, Shenzhen, PRC, that $7,500 per month for office space and administrative services is at least as favorable as we could have obtained from an unaffiliated third party.


Conflicts of Interest

      Potential investors should be aware of the following potential conflicts of interest:

      o None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, each of them will have conflicts of interest in allocating time among various business activities.

      o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of the other affiliations of our officers and directors, see the biographical information for each of our officers and directors at the beginning of this section.

      o Some of our officers and directors currently are, and all of them may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

      o All of our officers and directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations and with respect to which they are waiving their redemption and liquidation distribution rights, and all but one of them also beneficially owns private warrants which are subject to an escrow agreement expiring upon the consummation of a business combination. Accordingly, such individuals may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.


      o In the event management were to make substantial loans to us in excess of the amount outside the trust account, they may look unfavorably upon or reject a business combination with a potential target whose owners refuse to pay such amounts.


      In general, officers and directors of a Delaware corporation are required to present business opportunities to a corporation if:


      o     the opportunity is within the corporation's line of business;

      o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the corporation; and

      o     the corporation could financially undertake the opportunity.

      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.


      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed
(i) to present to our board of directors any investment or acquisition opportunity in China such person obtains access to and which could reasonably be expected to be valued at 80% or more of our net assets (excluding deferred underwriting fees, plus interest thereon) at the time of the business combination, subject to such person's existing fiduciary duties to other entities, and (ii) not to become a director or officer of any other entity seeking, or which is likely to seek, to invest in, or acquire an operating business with operations in China, until we consummate our initial business combination or liquidate our trust account, unless he or she undertakes in writing to present to us prior to that entity any investment or acquisition opportunity in China such person obtains access to and which could reasonably be expected to be valued at 80% or more of our net assets (excluding deferred underwriting fees, plus interest thereon) at the time of the business combination. However, we cannot assure you that our officers and directors will fully comply with these agreements. In addition, to the extent that conflicts of interest may arise, we cannot assure you that any such conflicts will be resolved in our favor.

      Each of our directors has, or may come to have following the consummation of this offering, to a certain degree, other fiduciary obligations. Each of our directors may have fiduciary obligations to those companies on whose board of directors he or she serves or may serve in the future. To the extent that any of our directors identifies business opportunities that may be suitable for any of these other companies, that director may have competing fiduciary obligations. Accordingly, our directors may not present opportunities to us that otherwise may be attractive to us, unless these other companies have declined to accept those opportunities.

      Mr. Zeng has fiduciary obligations to Unionmet (Singapore) Limited, or Unionmet, of which he is the non-executive director and co-chairman. Unionmet is engaged in the indium and zinc mining business, and Mr. Zeng is obligated to present to Unionmet opportunities involving indium and zinc before he presents them to us. He also has fiduciary obligations to China Global Investment Fund Limited, or China Global, a privately-owned British investment fund managed by Green Atlantic Partners China, of which he is a director. China Global is being organized to invest in growth stage China-based businesses, particularly in companies engaged in the natural resources sector. China Global remains in the organization stage and continues to seek financing to commence its activities. Although Mr. Zeng has and will continue to have fiduciary obligations to China Global as a director, until such time, if ever, as China Global commences investment activities, Mr. Zeng will not have an obligation to introduce to China Global opportunities involving China-based businesses engaged in the natural resources sector before introducing them to us.

      Mr. Smithline, a member of our board of directors, is a director of TransTech Services Partners, Inc., or TransTech, a blank check company organized in August 2006 whose initial focus is acquiring U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services, Business Process Outsourcing and/or Knowledge Process Outsourcing, whose operations are particularly suitable for operational and productivity improvements, which would include leveraging delivery centers located in offshore countries, such as India. TransTech filed a registration statement on Form S-1 for the sale of its securities with the SEC, which was declared effective on May 23, 2007. TransTech received net proceeds of approximately $38.2 million from that offering. TransTech is in the process of identifying a target company for a business combination transaction. As long as TransTech's focus in seeking a potential business combination business combination remains as described above, Mr. Smithline's pre-existing obligations to TransTech are not likely to prevent him from presenting to us a suitable business opportunity in the natural resources sector with principal operations in China.

      Based upon information provided to us by our management, other than as discussed above, we are not aware of any pre-existing fiduciary duties owed by our directors or officers to any person or entity.

      In connection with the vote required for any business combination, our officers and directors, who own all of our outstanding shares, have agreed to vote those shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to complete a business combination with respect to those shares of common stock. They also have agreed to vote all shares of common stock they acquire in this offering or in the aftermarket in favor of a business combination.

      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, which includes our officers and directors.


      Our officers and directors will also receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, but such expenses will be subject to the review and approval of our board of directors. Although we believe that all actions taken by our officers and directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

Key Man Insurance


      Prior to the consummation of a business combination, we will apply for and obtain, and for a period of three years from the date of the consummation of that business combination we will maintain in effect, for our benefit, a key-man life insurance policy in respect of Mr. Zeng, our president and chief executive officer, in the amount of $2,000,000.

                               Security Ownership

      The following table sets forth certain information as of the date of this prospectus, concerning the beneficial ownership of our common stock, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

      o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

      o     each of our officers and directors; and

      o     all our officers and directors as a group.

As of the date of this prospectus, we have outstanding 1,000,000 shares of common stock, representing the founding shares sold to our executive officers and directors in connection with our formation. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the individuals is c/o our company, Shen Zhen China Jia Yue Trading Co., Ltd., Room 921, Block A, Golden Central Tower, Jintian Road, Futian District, Shenzhen, P.R. China,

                                                                                Approximate Percentage of
                                                             Amount and          Outstanding Common Stock
                                                             Nature of          --------------------------
                                                             Beneficial          Before           After
Name and Address of Beneficial Owner                        Ownership(1)        Offering       Offering(2)
--------------------------------------------------------   ---------------      ----------     -----------
Fuzu Zeng                                                       500,000            50.00%         10.00%

Brian Baiping Shen                                              200,000            20.00%          4.00%

Gerald  Nugawela                                                100,000            10.00%          2.00%
PO Box 107 Floreat Park
Western Australia 6014

Frederick E. Smithline                                           75,000             7.50%          1.50%
Three Park Avenue, 16th floor
New York, NY 10016

Guiying Guo                                                     125,000(3)         12.50%          2.50%
900 Third Avenue, 23rd floor
New York, NY 10022

All directors and executive officers as a group (5              1,000,000         100.00%         20.00%
individuals)                                               ===============      =========      ==========


------------

(1) The share amounts do not include the shares of common stock we will issue upon exercise of the private warrants sold to certain of our directors and officers, or entities that they control, in a private placement, prior to the date of this prospectus since they may not be exercised within sixty days of the date of this prospectus. The beneficial owners of the private warrants are Fuzu Zeng (1,100,000), Brian Baiping Shen (1,000,000), Gerald Nugawela (250,000) and Guiying Guo (250,000).

(2)   Assumes the sale of 4,000,000 units in this offering, but does not include
      (i) 4,000,000 shares of our common stock we will issue upon exercise of the warrants sold as part of the units, (ii) 2,600,000 shares of our common stock we will issue upon exercise of the private warrants, (iii) 280,000 shares of our common stock included in the representative's unit purchase option or (iv) 280,000 shares of our common stock which we will issue upon exercise of the warrants included in the representative's unit purchase option.
(3) These shares are registered in the name of Glenn Richmond, the spouse of Ms. Guo, although Ms. Guo shares voting and dispositive power over these shares.


      Upon completion of this offering, our existing stockholders will collectively own approximately 20.0% (17.86%, if the underwriters' over-allotment option is exercised in full) of our outstanding shares of common stock, which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the completion of our initial business combination. Prior to offering, certain of our directors and officers, or entities that they control, will purchase an aggregate of 2,600,000 private warrants from us at a price of $1.00 per warrant which will entitle them to acquire 2,600,000 shares of our common stock at an exercise price of $7.50 per share. The warrants are substantially identical to the warrants included in the units in this offering. The warrants are not exercisable until the later of: (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The warrants expire at 5:00 p.m., New York City time on the fourth anniversary of the date of this prospectus, unless previously redeemed by us.

      On the date of this prospectus, all of our existing stockholders will place the founding shares into an escrow account with American Stock Transfer & Trust Company, as escrow agent. These shares will be released from escrow on the earlier of (i) the third anniversary of the date of this prospectus and (ii) one year following the completion of a business combination with a target business. The holders of the private warrants will place the private warrants into the escrow account until the completion of our initial business combination.


      During the escrow period, the holders of these securities will not be able to sell or transfer their securities, except individuals may transfer securities to an entity controlled by such individual or to family members and trusts for estate planning purposes or, upon death, to an estate or beneficiaries, and entities may transfer securities to persons or entities controlling, controlled by, or under common control with such entity, or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

      We consider Fuzu Zeng and Brian Baiping Shen to be our "promoter(s)," as that term is defined under Rule 405 of the Securities Act.

                 Certain Relationships and Related Transactions

      In connection with our formation, we issued an aggregate of 1,000,000 shares of our common stock to our directors and executive officers, for an aggregate of $25,000 in cash, or per share purchase price of $0.025, as follows:

                                    Number of
Name                                 Shares                         Relationship to Us
--------------------------          ---------    -----------------------------------------------------------
Fuzu Zeng                            400,000     Chief Executive Officer, President and Chairman of
                                                 the Board

Brian Baiping Shen                   250,000     Director

Gerald Nugawela                       50,000     Chief Financial Officer and Treasurer

Guiying Guo                           75,000     Secretary and Director

Frederick E. Smithline                75,000     Director

Yang Yuanguang*                      150,000     Director

----------
*Mr. Yang resigned resigned from our Board on August 27, 2007, and sold his shares to Mr. Zeng (100,000 shares), Mr. Nugawela (50,000 shares) and the spouse of Ms. Guo (25,000 shares), for $0.025 per share.


      On August 17, 2007, Mr. Zeng purchased 50,000 of the shares issued to Mr. Shen for $1,250, or $0.025 per share. On August 27, 2007, each of Mr. Zeng, Mr. Nugawela and the spouse of Ms. Guo purchased 50,000 of the shares issued to a former director for $1,250, or $0.025 per share.

      In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20.0% of our issued and outstanding shares of common stock upon completion of the offering. If we reduce the size of the offering, we may effect a reverse stock split of our common stock in order to maintain the existing stockholders allocated ownership at 20.0% of our issued and outstanding common stock upon the completion of this offering and the private placement.


      Prior to the date of this prospectus, certain of our directors and officers, or entities that they control, will purchase from us an aggregate of 2,600,000 warrants, at $1.00 per warrant or an aggregate of $2,600,000 in a private placement. The names of the purchasers of the private warrants, the number of private warrants to be purchased by each purchaser and the purchase price paid by each purchaser is as follows:

Name:                              Number            Purchase Price

Fuzu Zeng                        1,100,000            $1,100,000
Gemore & Co., Ltd. (1)           1,000,000            $1,000,000
MMK Capital Pte Ltd .(2)           250,000            $  250,000
Glenn Richmond (3)                 250,000            $  250,000

----------
(1) Brian Baiping Shen is a controlling stockholder and a director of Gemore & Co., Ltd.
(2) Mary Kwan, the spouse of Gerald Nugawela, is the controlling stockholder and a director of MMK Capital Pte Ltd.
(3)   Glenn Richmond is the spouse of Guiying Guo.

      The private warrants are substantially identical to the warrants included in the units being sold in this offering. Each warrant is exercisable to purchase one share of common stock at $7.50 and will become exercisable on the later of (i) the completion of a business combination with a target business or
(ii) one year from the date of this prospectus. The private warrants have been deposited in escrow and will not be released until the completion of a business combination with a target business.


      All of the gross proceeds from the sale of the 2,600,000 warrants in the private placement, or $2,600,000, will be deposited into the trust account. The private warrants contain restrictions prohibiting their transfer until the earlier of the consummation of a business combination or our dissolution and liquidation and will be subject to a lock-up agreement until such time as the restrictions on transfer expire. Furthermore, in each case, these warrants may not be transferred other than in accordance with the Securities Act.

      The 1,000,000 founding shares owned by our directors and executive officers will be entitled to registration rights under an agreement to be signed prior to the effective date of this offering. The holders of the majority of these securities and their transferees are each entitled to make up to two demands that we register the securities owned by them. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. Holders of the private warrants also will be entitled to demand and "piggy-back" registration rights with respect to the private warrants and the shares of common stock underlying the private warrants at any time after we complete a business combination.

      Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their founding shares but not with respect to any shares of common stock acquired in connection with or following this offering. In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote their respective founding shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of a business combination. Our existing stockholders will not have any of the conversion rights attributable to their shares.


      We will reimburse Mr. Zeng, our president and chief executive officer, out of the proceeds of this offering, for advances to pay certain expenses of this offering. As of the date of this prospectus, amounts advanced subject to reimbursement totaled $158,666.


      We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us from the trust account, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. We have agreed with the underwriters that our board of directors will review and approve all expense reimbursements made to our officers, directors and special advisors.


      We have agreed to pay Shen Zhen China Jia Yue Trading Co., Ltd., an affiliate of Mr. Zeng, our president and chief executive officer, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support, commencing on the date of this prospectus and continuing until the earlier of the completion of our initial business combination or our dissolution. We believe that, based on rents and fees for similar services in Singapore, the fee charged by Shen Zhen China Jia Yue Trading Co., Ltd. is at least as favorable as we could have obtained from an unaffiliated third party.


      Other than reimbursable out-of-pocket expenses payable to our officers and directors, the general and administrative services arrangement with Shen Zhen China Jia Yue Trading Co., Ltd., no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

      All ongoing and future transactions between us and any of our officers, directors and existing stockholders or their respective affiliates, including loans by our officers, directors and existing stockholders, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval, in each instance, by a majority of our uninterested "independent" directors or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

                          Description of Our Securities

General

      We are authorized to issue 25,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, we have outstanding 1,000,000 shares of common stock held by five record holders. We have not issued any shares of preferred stock.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The units will continue to trade and each of the common stock and warrants may trade separately beginning on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option or (ii) its exercise in full. In no event will separate trading of the common stock and warrants occur until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the completion of this offering, which is anticipated to take place three business days following the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of this Form 8-K, we will file an amendment to that Form 8-K, or an additional Form 8-K, reporting information relating to the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report will be available on the SEC's website after its filing. For more information on where you can find a copy of these and other of our filings, see the section appearing elsewhere in the prospectus titled "Where You Can Find Additional Information."

Common Stock

      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders including all of our officers and directors, have agreed to vote their respective founding shares in accordance with the majority of the public stockholders, and to vote any shares they acquire in this offering and the aftermarket in favor of any proposed business combination. Additionally, our officers, directors and existing stockholders will vote all of their shares in any manner they determine in their sole discretion with respect to any other items that come before a vote of our stockholders, except that they will be required to vote in favor of our dissolution and liquidation.

      Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to complete a business combination, but only with respect to the founding shares and securities acquired in the private placement.

      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 35% of the shares sold in this offering exercise their conversion rights, discussed below.

      All of the members of our board of directors are elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

      If we are forced to dissolve and liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund and after payment of claims and obligations of the company. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the representative has agreed that: (i) it will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our existing stockholders have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to the founding shares, and have agreed to vote all of their shares in favor of any such plan of liquidation and dissolution. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering.

      Our stockholders have no redemption, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units which they have not previously sold.

Preferred Stock

      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of the units in this offering

      Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

      o     the completion of a business combination; or

      o     one year following the date of this prospectus.

      The warrants included in the units sold in the offering, will expire on the fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time, unless previously redeemed by us.

The units will begin trading on or promptly after the date of this prospectus. The units will continue to trade and the common stock and warrants included in the units may trade separately beginning on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option or (ii) its exercise in full. In no event will separate trading of the common stock and warrants occur until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the completion of this offering, which is anticipated to take place three business days following the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of this Form 8-K, we will file an amendment to that Form 8-K, or an additional Form 8-K, reporting information relating to the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report will be available on the SEC's website after its filing. For more information on where you can find a copy of these and other of our filings, see the section appearing elsewhere in the prospectus titled "Where You Can Find Additional Information."

      We may make a mandatory redemption of all of the warrants (including any warrants issued upon exercise of the representative's unit purchase option):

      o     in whole and not in part;

      o at a price of $.01 per warrant at any time after the warrants become exercisable;

      o upon not less than 30 days' prior written notice of redemption to each warrant holder; and

      o if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

      We have established these criteria to provide public warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrants prior to the date scheduled for redemption, however; there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

      The public warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.


      The exercise price and number of shares of common stock we will issue upon exercise of the warrants may be adjusted in the event of a stock split, stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.


      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.


      Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in a warrant agreement between American Stock Transfer & Trust Company and us, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws. We are not obligated to pay cash or other consideration to the holders of the warrants in those under any other circumstances and the warrants may become, and later expire, worthless.


      No fractional shares will be issued upon exercise of the warrants. If upon exercise of the warrants a holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Warrants


      Prior to the date of this prospectus, certain of our directors and officers, or entities that they control, will purchase from us in a private placement an aggregate of 2,600,000 warrants for a total purchase price of $2,600,000, or $1.00 per warrant. The private warrants are substantially identical to the warrants included in the units in this offering. Each warrant may be exercised to purchase one share of common stock at $7.50 per share commencing on the later of: (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The warrants will expire at 5:00 p.m., New York City time, on the fourth anniversary of the date of this prospectus, unless previously redeemed.


      Except for $100,000 available to us as working capital, all of the gross proceeds from the sale of the 2,600,000 warrants in the private placement, or $2,500,000, will be deposited into the trust account. The private warrants contain restrictions prohibiting their transfer until the earlier of the consummation of a business combination and our dissolution and liquidation and will be subject to a lock-up agreement until such time as the restrictions on transfer expire. Furthermore, in each case, these warrants may not be transferred other than in accordance with the Securities Act.

Purchase Option


      We have agreed to sell to the representative, or its designees, an option to purchase up to 280,000 units at $11.00 per unit. The units we will issue upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled "Underwriting -- Purchase Option."


Our Transfer Agent and Warrant Agent

      The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale


      Immediately after this offering, we will have outstanding 5,000,000 shares of common stock, or 5,600,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 4,000,000 shares sold in this offering, or 4,600,000 shares if the underwriters' over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by any of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 1,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144. Notwithstanding this, 1,000,000 of those shares have been placed in escrow and will not be transferable until the earlier of the (i) third anniversary of the date of this prospectus and (ii) one year following the completion of a business combination with a target business, subject to certain limited exceptions, such as transfers to affiliates or to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to dissolve and liquidate, in which case the securities would be destroyed, or if we were to complete a transaction after the completion of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

      o 1% of the number of shares of common stock then outstanding, which will equal 5,000,000 shares immediately after this offering (5,600,000 shares if the underwriters' exercise their over-allotment option in full); and

      o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

      The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

      The holders of our founding shares will be entitled to registration rights under an agreement to be signed prior to the effective date of this offering. The holders of the majority of these securities and their transferees are each entitled to make up to two demands that we register the securities owned by them. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. Also, holders of the private warrants will be entitled to demand and "piggy-back" registration rights with respect to the private warrants and the shares of common stock underlying the private warrants at any time after we complete a business combination. In addition, the underwriters will be entitled to certain demand and "piggy-back" registration rights with respect to the shares, the warrants and the shares of common stock underlying the warrants included in units subject to the underwriters' option. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Our Certificate of Incorporation

      Our certificate of incorporation contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:


      o upon completion of this offering, the net proceeds from the offering shall be placed into the trust account, which proceeds may not be disbursed from the trust account, except in connection with a business combination, upon our dissolution and liquidation, or as otherwise permitted in our certificate of incorporation;

      o prior to consummating a business combination, we must submit such business combination to our public stockholders for approval;

      o we may complete the business combination if approved by the holders of a majority of the shares of common stock issued in this offering and public stockholders owning 35% or more of the shares sold in this offering do not exercise their conversion rights;

      o if a business combination is approved and completed, public stockholders who voted against the business combination and who properly exercise their conversion rights will receive a cash payment per share of $10.00;

      o if a business combination is not completed or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets (including funds in the trust account), and we will not be able to engage in any other business activities; and

      o we may not complete any merger, capital stock exchange, joint venture, asset or stock acquisition, or similar transaction other than a business combination that meets the conditions specified in our certificate of incorporation, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the deferred underwriting discounts and commissions and interest thereon) at the time of that business combination.

Our certificate of incorporation requires the affirmative vote of at least 95% of our stockholders to amend these provisions. We have been advised that it is unclear whether this provision requiring a supermajority vote limiting the ability of our stockholders to amend the certificate of incorporation violates the fundamental right of stockholders to amend the certificate of incorporation, and thus may not be enforceable, under Delaware law. An amendment to these provisions, including the vote required to amend these provisions, could reduce or eliminate the protection that such requirements and restrictions afford to our stockholders. We have agreed with the underwriters in the underwriting agreement that neither we nor our board of directors will propose or seek stockholder approval of any amendment of these provisions without the approval of stockholders holding 95% of our outstanding shares.

                                 Dividend Policy


      We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

      After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

                                  Underwriting

      We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Units being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of units set forth opposite its name below. Maxim Group LLC is the representative of the underwriters.

                                                                Number
Underwriters                                                   of Units
----------------------------------------------------------    ---------
Maxim Group LLC

                                                              ---------
Total                                                         4,000,000
                                                              =========

      The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated if any domestic or international event or act or occurrence has materially disrupted, or in the representative's sole opinion will in the immediate future materially disrupt, general securities markets in the United States. The obligations of the underwriters may also be terminated upon the occurrence of events specified in the underwriting agreement. The underwriters have agreed, severally and not jointly, to purchase all of the units sold under the underwriting agreement if any of the units are purchased, other than the units covered by the over-allotment option and the purchase option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

      We have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

      The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

State Blue Sky Information

      We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

      If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

      The National Securities Markets Improvement Act of 1996 ("NSMIA"), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as "covered securities". This federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

      State securities laws either require that a company's securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question. We will file periodic and annual reports under the Exchange Act. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

      Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

      Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states:
District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont.

      As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

      In addition, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state's registration requirements:

      o     commencing 90 days after the date of this prospectus in Nevada; and

      o     commencing 180 days from the date of this prospectus in Alabama.

      Despite the exemption from state registration provided by the National Securities Markets Improvement Act described above, the state of Idaho has advised us that it does not recognize this act as a basis for exempting registration of resales therein of securities issued in blank check offerings.

      We do not intend to register the resale of the securities sold in this offering in these states.

Over-Allotment Option to Purchase Additional Units


      We have granted to the underwriters an option to purchase up to an aggregate of 600,000 additional units at the public offering price, less the underwriting discount. This option is exercisable for a period of 45 days. The representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the sale of units offered hereby. To the extent that the representative exercises this option, the underwriters will purchase additional units from us in approximately the same proportion as shown in the table above. Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of our units in this offering will be completed when all the units have been distributed and all selling efforts have been completed.

Purchase Option

      We have agreed to sell to the representative, or it designees, for $100, an option to purchase up to 280,000 units at $11.00 per unit. The units we will issue upon exercise of this option are identical to those offered by this prospectus. This option may be exercised commencing 180-days from the date of this prospectus and expires five years from the date of this prospectus. The option and the 280,000 units, the 280,000 shares of common stock and the 280,000 warrants underlying such units, and the 280,000 shares of common stock underlying such warrants, have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, such units will be transferable provided such transfer is in accordance with the provisions of the Securities Act of 1933. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of such units.


Discounts and Commissions

      The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units

      We estimate that the total expenses of the offering, excluding underwriting discounts and other amounts payable to the representative and the underwriters, will be approximately $500,000, all of which are payable by us.

                                            Per          Without          With
                                            Unit         Over-Allotment   Over-allotment
                                            ------       --------------   --------------

Public offering price                       $10.00       $   40,000,000   $   46,000,000
Discount(1)(2)                              $ 0.40       $    1,600,000   $    1,840,000
Corporate finance fee                       $ 0.10       $      400,000   $      460,000(3)
Deferred underwriting compensation(1)       $ 0.20       $      800,000   $      920,000
Proceeds before expenses (4)                $ 9.30       $   37,200,000   $   42,780,000


------------
(1) Does not include deferred underwriting compensation in the amount of 2% of the gross proceeds, or $0.20 per unit, or $800,000 ($920,000 if the underwriters' over-allotment option is exercised in full), payable to the representative with interest thereon, only upon completion of the initial business combination as described in this prospectus and then only with respect to those units as to which the component shares have not been converted.
(2) No discount or commissions are payable with respect to the private warrants purchased in the private placement.
(3) We have paid the representative $50,000 as an advance against this obligation.
(4) The expenses of the offering are estimated to be $500,000, net of underwriting compensation.

      The underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the units to securities dealers at the public offering price less a concession not in excess of $___ per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $___ per unit to other dealers. If all of the units are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Warrant Solicitation Fee


      We have engaged Maxim Group LLC, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the Financial Industry Regulatory Authority and the rules and regulations of the SEC, we have agreed to pay Maxim Group LLC for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to Maxim Group LLC upon the exercise of the warrants if:


      o the market price of the underlying shares of common stock is lower than the exercise price;

      o the holder of the warrants has not confirmed in writing that the underwriters solicited his, her or its exercise;

      o     the warrants are held in a discretionary account;

      o     the warrants are exercised in an unsolicited transaction; or

      o the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Other Terms

      We have agreed for a period of 36 months from the closing of this offering, to grant Maxim Group LLC a right of first refusal to act as lead manager or, at a minimum, as co-manager, with at least 50% of the economics (or at least 33% of the economics if there are three or more co-managers), for any and all future public and private equity and debt offerings by us or our successor or subsidiary during such 36-month period. In addition, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay those underwriters fair and reasonable fees that would be determined at that time in an arm's length negotiation.

      For a period of no less than two years after the date of this prospectus, we have agreed to engage a designee of Maxim Group LLC as an advisor to our board of directors, where such advisor shall attend meetings of the board, receive all notices and other correspondence and communications set by us to members of our board of directors. In addition, such advisor shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

Discretionary Accounts

      The underwriters do not intend to confirm sales of the units to any accounts over which they have discretionary authority.

Pricing

      Prior to this offering there has been no public market for any of our securities. The initial public offering price of the units and the terms of the warrants have been determined by negotiations between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

      o the history and prospects of companies whose principal business is the acquisition of other companies;

      o     prior offerings of those companies;

      o our prospects for acquiring an operating business at attractive values;

      o     our capital structure;

      o an assessment of our management and their experience in identifying operating companies;

      o general conditions of the securities markets at the time of the offering; and

      o     other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.


      An active trading market for the units and, after separation, the shares and the warrants, may not develop. It is also possible that after the offering, the units will not trade in the public market at or above the initial public offering price. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants also will be quoted on the OTC Bulletin Board under the symbols ______ and ______, respectively. The units will begin trading on or promptly after the date of this prospectus. The units will continue to trade and the common stock and warrants included in the units may trade separately beginning on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option or (ii) its exercise in full. In no event will separate trading of the common stock and warrants occur until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board in the future.


Stabilization

      In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

      o Stabilizing transactions permit bids to purchase shares of units so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the units while the offering is in progress.

      o Over-allotment transactions involve sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing units in the open market.

      o Syndicate covering transactions involve purchases of units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared with the price at which they may purchase units through exercise of the over-allotment option. If the underwriters sell more units than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the units in the open market that could adversely affect investors who purchase in the offering.

      o Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

      These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our units. As a result, the price of our units in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our units. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Escrow Agreement

      On or before the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before the completion of this offering, and the holders of the private warrants will deposit the private warrants, into an escrow account with American Stock Transfer and Trust Company, acting as escrow agent, pursuant to a Securities Escrow Agreement. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable for the earlier of (i) the third anniversary of the date of this prospectus and (ii) one year following the completion of our initial business combination, unless we were to consummate a transaction after the consummation of our initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock and warrants for cash, securities or other property. The private warrants will remain in the escrow account and will not be transferable until the completion of our initial business combination, subject to limited exceptions on transfer similar to those applicable to the shares.


Electronic Offer, Sale and Distribution of Shares

      A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships

      Certain of the underwriters and their affiliates may provide various investment banking, commercial banking and other financial services for our affiliates for which they received, and may in the future receive, customary fees.

Foreign Regulatory Restrictions on Purchase of the Units

      We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

      Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchange's regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and
Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

      Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act

(Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party's account.

      France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorite des Marches Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monetaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are "qualified investors" within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

      "Les actions offertes par ce document d'information ne peuvent pas etre, directement ou indirectement, offertes ou vendues au public en France. Ce document d'information n'a pas ete ou ne sera pas soumis au visa de l'Autorite des Marches Financiers et ne peut etre diffuse ou distribue au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d'information que pour leur compte propre et conformement aux articles
L. 411-1, L. 441-2 et L. 412-1 du Code Monetaire et Financier et du decret no. 98-880 du 1 Octobre 1998, sous reserve qu'ils soient des investisseurs qualifies au sens du decret susvise. Chaque investisseur doit declarer par ecrit qu'il est un investisseur qualifie au sens du decret susvise. Toute revente, directe ou indirecte, des actions offertes par ce document d'information au public ne peut etre effectuee que conformement a la reglementation susmentionnee."

      Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

      United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) ("FSMA"); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 ("the Order"), being either an investment professional as described under
Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than (pound)500,000 (if more than 20 members) or otherwise (pound)5 million) or an unincorporated association or partnership (with net assets of not less than (pound)5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

      Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

      Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

      Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

      Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

                                  Legal Matters

      The validity of the securities offered in this prospectus is being passed upon for us by Eaton & Van Winkle LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in this offering.

                                     Experts

      The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C as experts in auditing and accounting.

                    Where You Can Find Additional Information

      We have filed with the SEC a registration statement on Form S-1 with respect to this offering of our securities which includes exhibits, schedules and amendments. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                         Pages
                                                                         -----
Financial Statements:

Report of Independent Registered Public Accounting Firm                   F-2

Balance Sheet, June 30, 2007                                              F-3

Statement of Operations, for the period June 8, 2007 (date of
inception) to June 30, 2007                                               F-4

Statement of Changes in Stockholders' Equity, for the period
June 8, 2007 (date of inception) to June 30, 2007                         F-5

Statement of Cash Flows, for the period June 8, 2007 (date of
inception) to June 30, 2007                                               F-6

Notes to Financial Statements                                         F-7 - F-12

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of China Resources Ltd.

We have audited the accompanying balance sheet of China Resources Ltd. (a corporation in the development stage) (the "Company") as of June 30, 2007 and the related statements of operations, changes in stockholders' equity and cash flows for the period June 8, 2007 (date of inception) to June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Resources Ltd. (a corporation in the development stage) as of June 30, 2007, and the results of its operations and its cash flows for the period June 8, 2007 (date of inception) to June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

Roseland, New Jersey
July 10, 2007

                                  BALANCE SHEET

                                                                               June 30, 2007
                                                                               -------------
                                     ASSETS
CURRENT ASSETS:
  Cash                                                                           $  24,960
                                                                                 ---------
      Total current assets                                                          24,960

  Deferred registration costs                                                       96,500
                                                                                 ---------
      TOTAL ASSETS                                                               $ 121,460
                                                                                 =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Due to stockholder                                                             $ 104,000
                                                                                 ---------
      Total current liabilities                                                    104,000
                                                                                 ---------

  Commitments                                                                           --

STOCKHOLDERS' EQUITY
  Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued           --
  Common stock, par value $.0001 per share, 25,000,000 shares authorized,
    1,000,000 shares issued and outstanding                                            100
  Additional paid-in capital                                                        24,900
  Deficit accumulated in the development stage                                      (7,540)
                                                                                 ---------
      TOTAL STOCKHOLDERS' EQUITY                                                    17,460
                                                                                 ---------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 121,460
                                                                                 =========

                             STATEMENT OF OPERATIONS

                                                              From June 8, 2007
                                                             (date of inception)
                                                                     to
                                                                June 30, 2007
                                                             -------------------

Revenue                                                           $     --
Formation and operating costs                                        7,540
                                                                  --------
Loss before provision for income taxes                              (7,540)
Provision for income taxes                                              --

Net loss for the period                                           $ (7,540)
                                                                  ========

Weighted average number of common shares
  outstanding, basic and diluted                                    86,957
                                                                  ========
  Net loss per common share, basic and diluted                       (0.09)
                                                                  ========

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
        For the period June 8, 2007 (date of inception) to June 30, 2007

                                                                                                   Deficit            Total
                                              Common stock                     Additional    Accumulated in the   Stockholders'
                                                 Shares         Amount      Paid-In Capital   Development Stage       Equity
                                              ------------    ---------     ---------------  ------------------   -------------
Balance, June 8, 2007 (Date of inception)             --      $      --        $      --          $      --         $      --
Issuance of Common Stock
  at $0.025 per share to initial
  stockholders                                 1,000,000            100           24,900                 --            25,000
Net loss for the period                               --             --               --             (7,540)           (7,540)
                                               ---------      ---------        ---------          ---------         ---------
Balance, June 30, 2007                         1,000,000      $     100        $  24,900          $  (7,540)        $  17,460
                                               =========      =========        =========          =========         =========

                             STATEMENT OF CASH FLOWS

                                                                         From
                                                                     June 8, 2007
                                                                  (date of inception)
                                                                          to
                                                                     June 30, 2007
                                                                  -------------------
Cash flows from operating activities
  Net loss                                                            $  (7,540)
                                                                      ---------
Net cash used in operating activities                                    (7,540)
                                                                      ---------

Cash flows from financing activities
  Proceeds from issuance of common stock to initial stockholders         25,000
  Advances from stockholders                                            104,000
  Payment of registration costs                                         (96,500)
                                                                      ---------
Net cash provided by financing activities                                32,500
                                                                      ---------
Net increase in cash                                                     24,960

Cash:
  Beginning of period (Date of Inception)                                    --
                                                                      ---------
  End of period                                                       $  24,960
                                                                      =========

Note 1 -- Discussion of the Company's Activities

      Organization and activities - China Resources, Ltd.( a corporation in the development stage)(the "Company") was incorporated in Delaware on June 8, 2007 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination an unidentified operating business that has its principal operations in the People's Republic of China ("PRC"). The Company's efforts in identifying a prospective target business (a "Target Business") will not be limited to a particular industry segment; however management intends to focus its initial efforts on acquiring an operating business engaged in energy or natural resources activities, including mining, extracting, smelting, processing and fabricating. All activity from the date of inception (June 8, 2007) through June 30, 2007 was related to the Company's formation and capital raising activities. The Company has selected December 31 as its fiscal year end.

      The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. "Accounting and Reporting By Development Stage Enterprises." The Company is subject to the risks associated with activities of development stage companies.

      The Company intends to raise $40,000,000 in a public offering of its securities in which it would propose to issue 4,000,000 Units (the "Units" or a "Unit") (plus up to an additional 600,000 Units solely to cover over-allotments, if any) ("Proposed Offering"). Each Unit will consist of one share of the Company's common stock and one warrant (a "Warrant"). The Company's management has broad discretion with respect to the specific application of the proceeds of this Proposed Offering of Units, although the Company intends to apply substantially all of the net proceeds of the Proposed Offering toward consummating a Business Combination. However, there is no assurance that the Company will be able to successfully affect a Business Combination.

      Upon the closing of the Proposed Offering, management has agreed that approximately $40,000,000 ($10.00 per Unit), which includes the private placement funds sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in permitted United States government securities, of which, $0.20 per Unit plus interest will be paid to the underwriter upon the consummation of a Business Combination pro-rata with respect to those shares which stockholders do not exercise their conversion rights. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Approximately $1,000,000 of after tax interest earned on the monies held in the Trust Account and $100,000 of net proceeds not held in trust at the close of the Proposed Offering may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to Securities and Exchange Commission ("SEC") reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves (Note
6).

      The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the public stockholders of the Company. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a $10.00 distribution from the Trust Account (the "Conversion Right"). The Company's stockholders prior to the Proposed Offering ("Initial Stockholders"), have agreed to vote their 1,000,000 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Proposed Offering are voted by the Company's public stockholders ("Public Stockholders") with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Company's public stockholders vote for the approval of the Business Combination and holders owning 35% or more of the outstanding common stock do not vote against the Business Combination and do not exercise their Conversion Rights, the Business Combination may then be consummated.

                          NOTES TO FINANCIAL STATEMENTS

      If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 18 months from the date of the Proposed Offering, the Company's board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed prior to 18 months from the date of the Proposed Offering, the Company will abandon their plan of dissolution and distribution and seek the consummation of that Business Combination. If a proxy statement seeking the approval of the Company's stockholders for that Business Combination has not been filed prior to 24 months from the date of the Proposed Offering, the Company's board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. In the event there is no Business Combination within the 18 and 24-month deadlines (the "Target Business Combination Period"), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering.

      With respect to a Business Combination which is approved and consummated, any Public Stockholders who voted against the Business Combination and exercised their Conversion Right will have their common shares cancelled and returned to the status of authorized but unissued shares. The share price will be $10.00 per share cash payment (which includes $0.20 attributable to the deferred underwriting compensation) if the business combination is completed. Accordingly, Public Stockholders holding less than 35% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive $10.00 per share from the Trust Account.

Note 2 -- Summary of Significant Accounting Policies

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

      Net Loss Per Share - The Company complies with FAS No. 128 "Earnings per Share". Net loss per common share is computed based on the weighted average number of shares of common stock outstanding.

      Basic loss per common share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. No such securities are outstanding as of June 30, 2007 as a result; diluted loss per common share is the same as basic loss per common share.

                          NOTES TO FINANCIAL STATEMENTS

      Fair Value of Financial Instruments - The fair value of the Company's assets and liabilities that qualify as financial instruments under SFAS No. 107 "Disclosures about Fair Value of Financial Instrument," approximate their carrying amounts presented in the balance sheet at June 30, 2007.

      The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended, ("SFAS 133") which establishes accounting and reporting standards for derivative instruments.

      Use of Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Income Taxes - The Company complies with the provisions of SFAS No. 109 "Accounting for Income Taxes". Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

      New Accounting Pronouncements - In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," an interpretation of FASB Statement No. 109 ("FIN 48"), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 at inception did not have a significant effect on the Company's balance sheet or statement of operations.

      The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 -- Deferred Registration Costs

      The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5-A- "Expenses of Offering". Deferred registration costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and will be charged to additional-paid-in-capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

      As of June 30, 2007, the Company has incurred deferred registration costs of $96,500 relating to expenses incurred in connection to the Proposed Offering.

Note 4 -- Advances from Stockholders

      A stockholder of the Company has advanced monies on behalf of the Company for certain expenses in advance of the proceeds received from the Proposed Offering. This stockholder has paid $104,000 directly to vendors on behalf of the Company. These advances will be reimbursed on the date of the Proposed Offering and will not bear any interest.

      The Company has recorded a due to stockholder on the accompanying balance sheet at June 30, 2007 for the costs paid by its stockholder.

                          NOTES TO FINANCIAL STATEMENTS

Note 5 -- Income Taxes

      Significant components of the Company's deferred tax assets are as follows:

                                                             From June 8, 2007
                                                              (inception) to
                                                               June 30, 2007
                                                             -----------------

      Expenses deferred for
      income tax purposes                                         $ 2,564

      Less valuation allowanc                                     $(2,564)
                                                                  -------
          Totals                                                  $    --
                                                                  =======

      Management has recorded a full valuation allowance against its deferred tax assets because, as of June 30, 2007, it does not believe it is more likely than not that the deferred tax asset will be realized.

Note 6 -- Commitments

Administrative Fees

      The Company is permitted to utilize for working capital purposes the proceeds of the private placement ($100,000) and interest earned on funds held in trust up to $1,000,000 upon consummation of the Proposed Offering. The working capital will be used to pay for director and officer liability insurance premiums and general and administrative services, including the use of office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other fees and expenses for structuring and negotiating business combinations, and deposits, down payments and/or funding of "no shop" provisions in connection with business combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Initial Stockholders in connection with activities undertaken on the Company's behalf.


      The Company has agreed to pay an affiliate of its president and chief executive officer $7,500 per month commencing on effectiveness of the Proposed Offering for office, secretarial and administrative services.


Underwriting Agreement

      In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the "Underwriting Agreement") with the underwriters in the Proposed Offering.


      Pursuant to the Underwriting Agreement, the Company will be obligated to Maxim Group, LLC, the representative of the underwriters (the "Representative"), for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $2,400,000, or $2,760,000 if the underwriters' over-allotment option is exercised in full. The Company and the Representative have agreed that payment of $1,600,000, or $1,840,000 if the underwriters' over-allotment option is exercised in full, of the underwriting discounts will be paid upon closing of the Proposed Offering. The Company and the Representative have agreed that payment of the underwriting discount of $800,000, or $920,000 if the underwriters' over-allotment option is exercised in full, together with interest thereon, will be deferred until consummation of a Business Combination.

      The Company will sell to the Representative for $100, an option to purchase up to 280,000 units at $11.00 per unit (the "Unit Purchase Option" or the "UPO"). The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The units issuable upon exercise of the UPO are identical to those offered by the Proposed Offering. The UPO may be exercised on the later of the consummation of a business combination or 180-days from the date of the prospectus with respect to the Proposed Offering and expires

                          NOTES TO FINANCIAL STATEMENTS
five years from the date of the prospectus.


      The Company will account for the sale of the unit purchase option as a cost attributable to the proposed offering, and will include the instrument as equity in its financial statements. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the purchase option on the date of sale is approximately $1.71 per unit (a total value of $478,800), using an expected life of five years, volatility of 12.83%, and a risk-free interest rate of 4.27%. The volatility calculation is based on the average volatility of ten business combination companies that have completed their public offerings in amounts ranging from $20,000,000 to $75,000,000, but have not yet announced an acquisition, during the period from January 1, 2002 to October 17, 2007. These companies represent all business combinations companies that have completed their public offerings in amounts ranging from $20,000,000 to $75,000,000, but have not yet announced an acquisition, during such period. Because we do not have a trading history, we needed to estimate the potential volatility of the unit price, which will depend upon a number of factors that cannot be determined at this time. We used these companies because the Company believes that the volatility of these companies is a reasonable benchmark in estimating the expected volatility for our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate the trust account, the option will become worthless.


Initial Stockholders


      In connection with the organization of the Company, on June 29, 2007, a total of 1,000,000 shares of the Company's common stock was sold to the executive officers and directors of the Company at a price of $0.025 per share for an aggregate of $25,000 (Note 8).


      On or prior to the closing of the Proposed Offering, the Company will sell to certain of its Initial Stockholders or their affiliates 2,600,000 warrants ("Private Warrants") in a private placement, at a price of $1.00 per Private Warrant, for an aggregate of $2,600,000 (Note 8).

      Pursuant to letter agreements with the Company and the Representative in the Proposed Offering, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares (but not shares purchased in the Proposed Offering or in the secondary market) in the event of the Company's liquidation.

Note 7 -- Preferred Stock

      The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time-to-time by the Board of Directors.

Note 8 -- Equity

Public Warrants

      Each warrant sold in the Proposed Offering (a "Public Warrant") is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $7.50 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Proposed Offering of the Company's securities, and ending four years from the date of the Proposed Offering. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $.01 per

                          NOTES TO FINANCIAL STATEMENTS

Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days' prior written notice of redemption, and if, and only if, the last sale price of the Company's common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Public Warrants, which will expire worthless.


Private Warrants


      The Private Warrants are substantially identical to the Public Warrants and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Private Warrants, which will expire worthless.


      As the proceeds from the exercise of the Public Warrants and Private Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company's financial condition or results of operations prior to a Business Combination.


      The sale of the Private Warrants to the Company's officers and directors, or entities controlled by them, will not result in the recognition of any stock-based compensation expense because the $1.00 sales value equals or exceeds the fair value of the Private Warrants.


Registration Rights - Warrants and Unit Purchase Option

Warrants

      In accordance with the Warrant Agreement related to the Public Warrants and the registration rights agreement associated with the Private Warrants (collectively the Public Warrants and Private Warrants are the "Warrants"), the Company will only be required to use its best efforts to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. However, with regards to the Private Warrants, the Company may satisfy its obligation by delivering unregistered shares of common stock. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise. In no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The holders of Warrants do not have the rights or privileges of holders of the Company's common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company's common stock.

Unit Purchase Option

      The Unit Purchase Option and the warrants included in the Unit Purchase Option, are not subject to net cash settlement in the event the Company is unable to maintain an effective 1933 Act registration statement. The Company must use best efforts to file and maintain the effectiveness of the registration statement for the securities issuable upon exercise of the Unit Purchase Option. Such warrants underlying the Unit Purchase Option are only exercisable to the extent the Company is able to maintain such effectiveness. The Unit Purchase Option (but not the underlying warrants), however, may be exercised by means of cashless exercise even in the absence of an effective registration statement for the underlying securities. If the holder of the Unit Purchase Option, or warrants underlying the Unit Purchase Option, does not, or is not able to, exercise the Unit Purchase Option or warrants underlying the Unit Purchase Option, as applicable, the Unit Purchase Option or underlying warrants, as applicable, will expire worthless.

                                   $40,000,000

                              CHINA RESOURCES LTD.

                                 4,000,000 Units

                                   __________

                                   PROSPECTUS

Until            , 2007, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   Maxim Group
                                       LLC

                               _____________, 2007

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee                                                           $  2,630

FINRA filing fee                                                               $  9,068
Accounting fees and expense                                                    $ 75,000
Printing and engraving expenses                                                $ 75,000
Legal fees and expenses (including compliance with state securities laws)      $275,000
Trustee's fee                                                                  $  3,000(1)
Escrow Agent's fee                                                             $  3,000(1)
Warrant Agent's fee                                                            $  2,500(1)
Miscellaneous                                                                  $ 59,802(2)
                                                                               ========
Total                                                                          $500,000(3)


------------
(1) We will be required to pay American Stock Transfer & Trust Company an additional $3,500 at the closing of this offering, plus an annual fee of $1,000 for acting as transfer agent of our common stock.
(2) This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

(3) Does not include the corporate finance fee of 1% of the gross proceeds, or $400,000, payable to the representative of the underwriters.


Item 14. Indemnification of Directors and Officers.

      Our certificate of incorporation provides that all officers, directors, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

      "Section 145. Indemnification of officers, directors, employees and agents; insurance.

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by an officer, director or controlling person in a successful defense of any action, suit or proceeding) is asserted by such officer, direct or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Article Ninth of our certificate of incorporation provides:

      The Corporation shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Delaware, as the same may be amended from time to time, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or resolution adopted by the stockholders entitled to vote thereon after notice.

      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

      During the past three years, we sold the following shares of common stock without registration under the Securities Act:

      On June 29, 2007, we issued an aggregate of 1,000,000 shares of our common stock, representing our founding shares, to our directors and executive officers in connection with our formation, for an aggregate of $25,000 in cash, at a purchase price of $0.025 per share, as follows:


                                        Number of
Name                                     Shares                   Purchase Price
----------------------------            ---------                 --------------
Fuzu Zeng                                400,000                     $10,000
Chief Executive Officer,
President and Chairman
of the Board


Gerald Nugawela                           50,000                       1,250
Chief Financial Officer and
Treasurer

Brian Baiping Shen                       250,000                       6,250
Director

Yang Yuanguang*                          150,000                       3,750
Director

Frederick Smithline                       75,000                       1,875
Director

Glenn Richman                             75,000                       1,875
Spouse of Guiying Guo,
Secretary and Director

----------
* Mr. Yang resigned from the Board on August 20, 2007, and sold his shares to Mr. Zeng, Mr. Nugawela and the spouse of Ms. Guo.

      These shares were issued to our directors and executive officers in connection with our organization. We believe that the issuance and sale of these shares was exempt from the registration requirements of the Securities Act under one or more of the following exemptions from registration.

      o     Rule 506 of Regulation D
      o     Regulation S
      o     Section 4(2) of the Securities Act.

      On the date of the sale, each of these individuals was one of , or in the case of Mr. Richmond, was the spouse of one of, our directors and/or executive officers. Each of them is a sophisticated investor, knowledgeable in business and financial matters, understands and is willing to assume the risks (and has an annual income or net worth sufficient to bear the economic risk) associated with an investment in our securities, and can afford the entire loss of his or her investment. In addition, all of these individuals, other than Mr. Smithline and Ms. Guo, reside outside the United States. No underwriting discounts or commissions were paid with respect to these sales.

      Messrs. Zeng, Shen and Nugawela, or entities controlled by them, each of whom resides outside of the United States, together with the spouse of Ms. Guo, has entered into a binding subscription agreement to purchase an aggregate of 2,600,000 warrants to purchase 2,600,000 shares of our common stock , at $1.00 per warrant, or an aggregate of $2,600,000, prior to the effective date of our public offering in an off-shore transaction exempt from the registration requirements of the Securities Act pursuant to, and in accordance with, Regulation S, or in the case of the spouse of Ms. Guo Regulation D, under the Securities Act. No underwriting discounts or commissions have been, or will be, paid with respect to these sales. The names of the purchasers of these warrants, the number of warrants to be purchased by each purchaser and the purchase price paid by each purchaser is as follows:

Name:                              Number         Purchase Price

Fuzu Zeng                        1,100,000         $1,100,000
Gemore & Co., Ltd. (1)           1,000,000         $1,000,000
MMK Capital Pte Ltd.(2)            250,000         $  250,000
Glenn Richmond (3)                 250,000         $  250,000

----------
(1) Brian Baiping Shen is a controlling stockholder and a director of Gemore Co., Limited
(2) Mary Kwan, the spouse of Gerald Nugawela, is the controlling stockholder and a director of MMK Capital Pte Ltd.
(3)   Glenn Richmond is the spouse of Guiying Guo


Item 16. Exhibits and Financial Statement Schedules.

      (a) The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                                Description
-----------       --------------------------------------------------------------


1.1               Form of Underwriting Agreement*
3.1.1             Certificate of Incorporation
3.1.2             Certificate of Amendment re. name change
3.1.3 Certificate of Amendment re. increase in percentage of dissenting stockholders
3.2               By-laws
4.1               Specimen Unit Certificate*
4.2               Specimen Common Stock Certificate*
4.3               Specimen Warrant Certificate*
4.4 Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
4.5 Form of Unit Purchase Option Agreement between the Registrant and Maxim Group LLC
5.1               Opinion of Eaton & Van Winkle LLP*
10.1 Form of Letter Agreement among the Registrant, Maxim Group LLC and Fuzu Zeng, our president and chief executive officer.
10.2 Form of Letter Agreement among the Registrant, Maxim Group LLC and each Director, Officer and Existing Stockholder.
10.3 Form of Letter Agreement between the Registrant and Fuzu Zeng concerning repayment of advances.
10.4 Form of Subscription Agreement between the Registrant and the holders of the private warrants*.

10.5 Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.6 Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Existing Stockholders*.
10.7 Form of Administrative Services Agreement between Shen Zhen China Jia Yue Trading Co., Ltd. and the Registrant.
10.8 Form of Registration Rights Agreement among the Registrant, the Existing Stockholders and the holders of the private warrants.
23.1              Consent of Rothstein Kass*
23.2              Consent of Eaton & Van Winkle LLP (to be included in Exhibit
                  5.1)*
24 Power of Attorney (included on the signature page of this Registration Statement)

------------
* filed with this amendment


Item 17. Undertakings.

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 31, 2007.

                            CHINA RESOURCES LTD.


                            By:                         *
                                ------------------------------------------------
                                Fuzu Zeng, Chief Executive Officer
                                (principal executive officer)


                            By:                         *
                                ------------------------------------------------
                                Gerald Nugawela
                                Chief Financial Officer and Treasurer (principal financial and accounting officer)

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on October 31, 2007.

         Signatures                                   Title
------------------------------     ---------------------------------------------


           *                       Chief Executive Officer,
------------------------------     President and Chairman
        Fuzu Zeng                  of the Board (Principal
                                   Executive Officer)


            *                      Chief Financial Officer,
------------------------------     Treasurer and Director
  Gerald Nugawela                  (Principal Financial
                                   and Accounting Officer)


            *                      Director
------------------------------
  Brian Baiping Shen


/s/ Frederick E. Smithline         Director
------------------------------
Frederick E. Smithline


/s/ Guiying Guo                    Director
------------------------------
Guiying Guo

*
By: /s/ Guiying Guo
    --------------------------
        Guiying Guo
        As attorney in fact

                                  EXHIBIT INDEX

Exhibit No.                                Description
-----------       --------------------------------------------------------------


1.1               Form of Underwriting Agreement*
3.1.1             Certificate of Incorporation
3.1.2             Certificate of Amendment re. name change
3.1.3 Certificate of Amendment re. increase in percentage of dissenting stockholders
3.2               By-laws
4.1               Specimen Unit Certificate*
4.2               Specimen Common Stock Certificate*
4.3               Specimen Warrant Certificate*
4.4 Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
4.5 Form of Unit Purchase Option Agreement between the Registrant and Maxim Group LLC
5.1               Opinion of Eaton & Van Winkle LLP*
10.1 Form of Letter Agreement among the Registrant, Maxim Group LLC and Fuzu Zeng, our president and chief executive officer.
10.2 Form of Letter Agreement among the Registrant, Maxim Group LLC and each Director, Officer and Existing Stockholder.
10.3 Form of Letter Agreement between the Registrant and Fuzu Zeng concerning repayment of advances.
10.4 Form of Subscription Agreement between the Registrant and the holders of the private warrants*.
10.5 Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.6 Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Existing Stockholders*.
10.7 Form of Administrative Services Agreement between Shen Zhen China Jia Yue Trading Co., Ltd. and the Registrant.
10.8 Form of Registration Rights Agreement among the Registrant, the Existing Stockholders and the holders of the private warrants.
23.1              Consent of Rothstein Kass*
23.2              Consent of Eaton & Van Winkle LLP (to be included in Exhibit
                  5.1)*
24 Power of Attorney (included on the signature page of this Registration Statement)

------------
* filed with this amendment